Exhibit 10.126

RETAIL LEASE

(Osceola Village)

LANDLORD:

SGO OSCEOLA VILLAGE, LLC, a Delaware limited liability company (“Landlord”),

TENANT:

LA ROSA REALTY, LLC, a Florida limited liability company (“Tenant”) doing business as La Rosa Realty

Lease

TABLE OF CONTENTS

1.	Premises	4

2.	Term	4

3.	Rent	5

4.	Common Area	5

5.	Security Deposit	8

6.	Use	8

7.	Payments and Notices	11

8.	Brokers	11

9.	Surrender; Holding Over	12

10.	Taxes	12

11.	Possession; Condition of Premises; Repairs	14

12.	Alterations	15

13.	Liens	16

14.	Assignment and Subletting	16

15.	Entry by Landlord	17

16.	Utilities and Services	17

17.	Indemnification and Exculpation	18

18.	Damage or Destruction	18

19.	Eminent Domain	20

20.	Tenant’s Insurance	21

21.	Landlord’s Insurance	22

22.	Waivers of Subrogation	22

23.	Tenant’s Default and Landlord’s Remedies	23

24.	Landlord’s Default	24

25.	Subordination	26

26.	Estoppel Certificate	26

27.	Project Planning	27

28.	Modification and Cure Rights of Landlord’s Mortgagees and Lessors	27

29.	Quiet Enjoyment	27

30.	Transfer of Landlord’s Interest	27

31.	Limitation on Landlord’s Liability	28

32.	Miscellaneous	28

33.	Lease Execution	30

34.	Waiver of Jury Trial	31

35.	Intentionally Deleted	31

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EXHIBITS

EXHIBIT “A”	Building Site Plan
EXHIBIT “B”	Floor Plan
EXHIBIT “C”	Work Letter
EXHIBIT “D”	Sample Form of Notice of Lease Term Dates
EXHIBIT “E”	Rules and Regulations
EXHIBIT “F”	Sample Form of Tenant Estoppel Certificate
EXHIBIT “G”	Intentionally Deleted
EXHIBIT “H”	Sign Criteria
EXHIBIT “I”	Prohibited, Restricted and Exclusive Uses

RIDERS
No. 1	Reserved
No. 2	Tenant’s Obligations

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SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS

This SUMMARY OF BASIC LEASE INFORMATION AND DEFINITIONS (“Summary”) is hereby incorporated into and made a part of the attached Retail Lease which pertains to the Building described in Section 1.4 below. All references in the Lease to the “Lease” shall include this Summary. All references in the Lease to any term defined in this Summary shall have the meaning set forth in this Summary for such term. Any initially captalized terms used in this Summary and any initially capitalized terms in the Lease which are not otherwise defined in this Summary shall have the meaning given in the Lease.

1.1	Landlord’s Address:

SGO OSCEOLA VILLAGE, LLC

c/o Glenborough LLC

400 South Ei Camino Real, Suite 1100

San Mateo, CA 94402

Attn: Legal Department

Payment Remittal to be sent to the Address Below:

SGO OSCEOLA VILLAGE, LLC

c/o Glenborough air

400 South Ei Camino Real, Suite 1100

San Mateo, California 94402

1.2	Tenant’s Address:

(Prior to the Commencement Date)	(After the Commencement Date)
La Rosa Realty, LLC	La Rosa Realty, LLC
Attn: Elvi Hebra	3032 Dyer Blvd.
1420 Celebration Blvd., Suite 100	Kissimmee, FL 34741
Celebration, FL 34747	Telephone: ___________________
Telephone: 407-809-5320 ext. 10

Email: ______________________	Email: ______________________

1.3	Project: That certain shopping and entertainment center known as Osceola Village located at 3020-3086 Dyer Boulevard North, in the City of Kissimmee, County of Osceola, State of Florida, as shown on the site plan attached hereto as Exhibit “A”. The aggregate Floor Area of all of buildings (including the Building) located within the Project is approximately 116,645 square feet. The term “Floor Area,” as used in this Lease, shall mean all areas designated by Landlord for the exclusive use of a tenant measured from the exterior surface of exterior walls (and extensions, in the case of openings) and from the center of interior demising walls, and shall include, but not be limited to, restrooms, mezzanines, warehouse or storage areas, clerical or office areas and employee areas.

1.4	Building: A building located in the Project, commonly known as Retail B, and containing the Premises.

1.5	Premises: Those certain premises within the Building, the address of which is 3032 Dyer Boulevard shown on the floor plan attached hereto as Exhibit “B” containing approximately 2,800 square feet of Floor Area.

1.6	Reserved.

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1.7	Commencement Date: August 1, 2016.

Delivery Date: The Commencement Date.

1.8	Term: Sixty-five (65) full calendar months, commencing on the Commencement Date, as set forth in Section 2.1 of the Lease.

1.9	Basic Rent:

Months	Monthly Basic Rent
1 to 17	$4,666.67*
18 to 29	$4,806.67
30 to 41	$4,950.87
42 to 53	$5,099.39
54 to 65	$5,252.37

* Notwithstanding anything contained in this Section to the contrary, provided Tenant is not in default under the Lease, and has not yet commenced the operation of business from the Premises, Tenant’s monthly Basic Rent shall be abated for the first five (5) months of the Term (the “Basic Rent Abatement”), it being understood that Landlord is providing Tenant with the Basic Rent Abatement to allow Tenant a five (5) month construction period. If Tenant commences the operation of business from the Premises during the Basic Rent Abatement period, then Tenant shall immediately commence payment of Basic Rent and the Basic Rent Abatement shall be null and void. Nothing herein shall be construed as abating Tenant’s Monthly Common Area Expense Charge or any additional rent or other sums due under the Lease during such five (5) month Basic Rent Abatement period, or otherwise.

1.10	Reserved.

1.11	Security Deposit: $11,500.00.

1.12	Permitted Use: Subject to Exhibit “I” attached hereto, the Premises shall be used for a real estate office and no other use or purpose without Landlord’s prior written consent.

Trade Name: La Rosa Realty.

1.13	Brokers: Bishop Beale Realty, LLC for Landlord; La Rosa Realty, LLC for Tenant.

1.14	Interest Rate: The maximum rate permitted by law.

1.15	Tenant Improvements: See Exhibit “C” attached hereto.

1.16	Guarantor: Not Applicable.

1.17	Minimum Hours of Operation: Tenant agrees that it shall open for business in the Premises on Monday through Sunday not later than 8:30 a.m. and shall close for business on such days not earlier than 5:30 p.m. (the “Minimum Hours of Operation”) and shall not stay open later than 5:30 p.m.

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RETAIL LEASE

This RETAIL LEASE (“Lease”), which includes the preceding Summary of Basic Lease information and definitions (“Summary”) attached hereto and incorporated herein by this reference (collectively, the “Lease”), is made as of the ____ day of ____ 2016 (the “Effective Date”), by and between SGO OSCEOLA VILLAGE, LLC, a Delaware limited liability company (“Landlord”) and LA ROSA REALTY, LLC, a Florida limited liability company doing business as La Rosa Realty (“Tenant”).

1.	Premises.

1.1 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon and subject to the terms, covenants and conditions contained in this Lease to be performed by each party.

1.2 Landlord’s Reservation of Rights. Provided Tenant’s use of and access to the Premises is not interfered with in an unreasonable manner, Landlord reserves for itself the right from time to time to install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment above the ceiling surfaces, below the floor surfaces and within the walls of the Building and the Premises. In addition, Landlord shall have the right, at any time and from time to time during the Term, upon not less than thirty (30) days’ prior written notice to Tenant, to remodel, renovate or expand the Shopping Center or any portion thereof. Landlord shall take all reasonable steps to prevent such remodel, renovation or expansion from materially and adversely affecting Tenant’s operations from the Premises.

2.	Term.

2.1 Term; Notice of Lease Dates. The Term of this Lease shall be for the period designated in Section 1.8 of the Summary commencing on the Commencement Date, and ending on the expiration of such period, unless the Term is sooner terminated or extended as provided in this Lease. Notwithstanding the foregoing, if the Commencement Date falls on any day other than the first day of a calendar month then the term of this Lease will be measured from the first day of the month following the month in which the Commencement Date occurs. Within ten (10) days after Landlord’s written request, Tenant shall execute a written confirmation of the Commencement Date and expiration date of the Term in the form of the Notice of Lease Term Dates attached hereto as Exhibit “D”. The Notice of Lease Term Dates shall be binding upon Tenant unless Tenant objects thereto in writing within such ten (10) day period. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Term: provided that, if the Commencement Date shall be other than the first day of a calendar month, then the first Lease Year shall commence on the Commencement Date and shall end on the last day of the month in which the first anniversary of the Commencement Date occurs; and further provided that, the last Lease Year shall end on the Expiration Date.

2.2 Commencement Date. The Lease Term shall commence on the date set forth in Section 1.7 of the Summary (the “Commencement Date”).

2.3 Early Occupancy. If Tenant occupies the Premises prior to the Commencement Date for the purpose of completing the Initial Tenant Improvements (as defined in Exhibit “C” attached hereto) or for any other purpose with Landlord’s prior written consent, such early occupancy shall be subject to all of the terms and conditions of this Lease, including, without limitation, the provisions of Sections 17, 20 and 22 except that provided Tenant does not commence the operation of business from the Premises, Tenant will not be obligated to pay rent during the period of such early occupancy.

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3,	Rent.

3.1 Basic Rent. Tenant agrees to pay Landlord, as basic rent for the Premises, the Basic Rent designated in Section 1.9 of the Summary. The Basic Rent shall be paid by Tenant in twelve (12) equal monthly installments of Monthly Basic Rent in the amounts designated in Section 1.9 of the Summary in advance on the first day of each and every calendar month during the Term, except that the first full month’s Monthly Basic Rent (and the first Installment of Tenant’s Monthly Common Area Expense Charge) shall be paid upon execution of this Lease by Tenant. Monthly Basic Rent for any partial month shall be prorated in the proportion that the number of days this Lease is in effect during such month bears to the actual number of days in such month.

3.2 Additional Rent. All amounts and charges payable by Tenant under this Lease in addition to the Basic Rent described in Section 3.1 above and percentage rent, if any, shall be considered additional rent for the purposes of this Lease, and the word “rent” in this Lease shall include such additional rent unless the context specifically or clearly implies that only the Basic Rent or percentage rent, if any, is referenced. The Basic Rent, percentage rent, if any, and additional rent shall be paid to Landlord as provided in Section 7, without any prior demand therefor and without any deduction or offset, in lawful money of the United States of America.

3.3 Percentage Rent. N/A.

3.4 Late Payments. Late payments of Monthly Basic Rent and/or any Item of additional rent will be subject to interest and a late charge as provided in Sections 23.6 and 23.7 below.

4.	Common Area.

4.1 Definition of Common Area. The term “Common Area,” as used in this Lease means all areas and the improvements thereon within the exterior boundaries of the Project now or later made available for the general use of Landlord, Tenant and other persons entitled to occupy floor area in the Project and their customers, including, without limitation, the parking facilities of the Project which serve the Building, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, and similar areas and facilities situated within the Project which are not reserved for the exclusive use of any Project occupants, and the exterior surfaces and roofs of all buildings (including the Building) located within the Project. Without limiting this definition, Landlord may include in the Common Area those portions of the Project presently or later sold or leased to purchasers or tenants, as the case may be, until the commencement of construction of the building(s) thereon, at which time there shall be withdrawn from the Common Area those areas not provided by such owner or lessee for common use. Common Area shall not include (i) the entryway to a tenant’s premises, (ii) any improvements installed by a tenant outside of its premises, whether with or without Landlord’s knowledge or consent, or (iii) any areas or facilities that are included in the description of premises leased to a tenant.

4.2 Maintenance and Use of Common Area. The manner in which the Common Area shall be maintained shall be solely determined by Landlord. If any owner or tenant of any portion of the Project maintains Common Area located upon its parcel or demised premises (Landlord shall have the right in its sole discretion to allow any purchaser or tenant to so maintain Common Area located upon its parcel or demised premises and to be excluded from participation in the payment of Common Area Expenses as provided below), Landlord shall not have any responsibility for the maintenance of that portion of the Common Area and Tenant shall have no claims against Landlord arising out of any failure of such owner or tenant to so maintain its portion of the Common Area. The use and occupancy by Tenant of the Premises shall include the right to use the Common Area (except those portions of the Common Area on which have been constructed or placed permanent or temporary kiosks, displays, carts, and stands and except areas used in the maintenance or operation of the Project), in common with Landlord and other tenants of the Project and their customers and invitees, subject to (i) any covenants, conditions and restrictions affecting the Project, or any portion thereof, which are incorporated herein by this reference, as the same may be amended from time to time (“Declarations”), and (ii) such rules and regulations concerning the Project as may be established by Landlord from time to time including, without limitation, the Rules and Regulations attached hereto as Exhibit “E” Tenant agrees to promptly comply with all such rules and regulations and any amendments thereto, upon receipt of written notice from Landlord. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide security service or other security measures for the benefit of the Premises, the Building or the Shopping Center. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors, customers and invitees and the property of Tenant and of Tenant’s agents, employees, contractors, customers and Invitees, from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord’s sole option, from providing security protection for the Shopping Center or any part of it.

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4.3 Control of and Changes to Common Area. Landlord shall have the sole and exclusive control of the Common Area, as well as the right to make reasonable changes to the Common Area. Provided Landlord does not materially interfere with Tenant’s use of and access to the Premises, Landlord’s rights shall include, but not be limited to, the right lo (a) restrain the use of the Common Area by unauthorized persons; (b) cause Tenant to remove or restrain persons from any unauthorized use of the Common Area if they are using the Common Area by reason of Tenant’s presence in the Project; (c) utilize from time to time any portion of the Common Area for promotional, entertainment, and related matters; (d) place permanent or temporary kiosks, displays, carts, and stands in the Common Area and to lease same to tenants; (e) temporarily close any portion of the Common Area for repairs, Improvements or alterations, to discourage non-customer use, to prevent public dedication or an easement by prescription from arising, or for any other reason deemed appropriate In Landlord’s judgment; and (f) reasonably change the shape and size of the Common Area, add, eliminate or change the location of improvements to the Common Area, including, without limitation, buildings, lighting, parking areas, landscape areas, roadways, drive aisles, walkways and curb cuts.

4.4 Common Area Expenses. The term “common Area Expenses” as used in this Lease means all costs and expenses incurred by Landlord, in (a) operating, managing, policing, insuring, servicing, repairing and maintaining the Common Area, (b) maintaining, repairing and replacing the exterior surface of exterior walls and maintaining, repairing and replacing roots of the buildings from time to time constituting the Project including the Building; (c) operating, insuring, repairing, replacing and maintaining the Common Utility Facilities, and (d) Landlord’s pro rata share of common area expenses applicable under any Declaration which is applicable to the Project. “Common Utility Facilities” are defined to include but are not limited to, sanitary sewer lines and systems, gas lines and systems, water lines and systems, fire protection lines and systems, electric power, telephone and communication lines and systems, and storm drainage and retention facilities not exclusively serving the premises of any tenant or store located in the Project. Common Area Expanses shall include, without limitation, the following: expenses for maintenance, landscaping, repaving, resurfacing, repairs, replacements, painting, lighting, cleaning, trash removal, security, fire protection and similar items; wages payable lo persons whose duties are connected with maintaining and operating the Property (but only for the portion of such persons’ time allocable to the Project), together with all payroll taxes, unemployment insurance, vacation allowances and disability, pension, profit sharing, hospitalization, retirement and other so-called “fringe benefits” paid in connection with such persons (allocated in a manner consistent with such persons wages); non-refundable contributions toward one or more reserves for replacements other than equipment; rental on equipment; charges, surcharges, and other levies related to the requirements of any federal, state or local governmental agency; expenses related to the Common Utility Facilities; personal property taxes and Real Property Taxes (as defined in Section 10.1 below); costs of insurance maintained by Landlord pursuant to Section 22; costs of improvements to the Common Area as may be required from time to time by any laws, ordinances, rules or regulations of any governmental authority or agency having jurisdiction thereof; and a sum payable to Landlord for administration and overhead in an amount equal to ten percent (10%) of the Common Area Expenses for the applicable year.

4.5 Determination of Tenant’s Monthly Common Area Expense Charge. From and after the Commencement Date, Tenant shall pay to Landlord, on the first day of each calendar month during the Term of this Lease, Tenant’s share of an amount estimated by Landlord to be the Monthly Common Area Expenses for the Project for that month (“Tenant’s Monthly Common Area Expense Charge”). Tenant’s share of Monthly Common Area Expenses (“Tenant’s Share”) shall be computed by multiplying the Common Area Expenses by a fraction, the numerator or which shall be the Floor Area of the Premises and the denominator of which shall be all of the Floor Area of the building space that is constructed in the Landlord Maintenance Area (as defined below) and occupied or intended for occupancy. Notwithstanding the foregoing, Landlord may, In its reasonable discretion, establish pools for various components of Common Area Expenses. Tenant’s Share for each pool shall be based upon the ratio of the Floor Area of the Premises to the Floor Area of the premises participating in the pool. For example, if one tenant is exclusively financially responsible for maintaining that area of sidewalk directly in front of its premises, Tenant and the remaining tenants shall not have Included In the Common Area Expenses for which they are responsible, any costs or charges attributable to that specific area of the sidewalk, and consequently, the denominator for Common Area Expenses attributable to that specific area of sidewalk maintenance shall exclude the Floor Area occupied by such tenant The “Landlord Maintenance Area” means, at any given time, the parcels, as adjusted from time to time, within the Shopping Center whose Common Area is maintained by Landlord at Its expense.

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4.6 Estimate Statement. Prior to the Commencement Date and on or about March 1st of each subsequent calendar year during the Term of this Lease, Landlord will endeavor to deliver to Tenant a statement (“Estimate Statement”) wherein landlord will estimate both the Common Area Expenses and Tenant’s Monthly Common Area Expense Charge for the then current calendar year, Subject to Section 4.5 above, Tenant agrees to pay Landlord, as additional rent, Tenant’s estimated Monthly Common Area Expense Charge each month thereafter, beginning with the next installment of rent due, until such time as Landlord issues a revised Estimate Statement or the Estimate Statement for the succeeding calendar year; except that, concurrently with the regular monthly rent payment next due following the receipt of each such Estimate Statement, Tenant agrees to pay Landlord an amount equal to one monthly installment of Tenant’s estimated Monthly Common Area Expense Charge (less any applicable Common Area Expenses already paid) multiplied by the number of months from January, in the current calendar year, to the month of such rent payment next due, all months Inclusive. If at any lime during the Term of this Lease, but not more often than quarterly, Landlord reasonably determines that Tenant’s Share of Common Area Expenses for the current calendar year will be greater than the amount set forth in the then current Estimate Statement, Landlord may issue a revised Estimate Statement and Tenant agrees to pay Landlord, within ten (10) days of receipt of the revised Estimate Statement, the difference between the amount owed by Tenant under such revised Estimate Statement and the amount owed by Tenant under the original Estimate Statement for the portion of the then current calendar year which has expired. Thereafter Tenant agrees to pay Tenant’s Monthly Common Area Expense Charge based on such revised Estimate Statement until Tenant receives the next calendar year’s Estimate Statement or a new revised Estimate Statement for the current calendar year.

4.7 Actual Statement. By March 1st (or as soon thereafter as is reasonably practical for Landlord) of each calendar year during the Term of this Lease, Landlord will also endeavor to deliver to Tenant a statement (“Actual Statement”) which states Tenant’s Share of the actual Common Area Expenses for the preceding calendar year. If the Actual Statement reveals that Tenant’s Share of the actual Common Area Expenses is more than the total Additional Rent paid by Tenant for Common Area Expenses on account of the preceding calendar year, subject to Section 4.5 above, Tenant agrees to pay Landlord the difference in a lump sum within ten (10) days of receipt of the Actual Statement. If the Actual Statement reveals that Tenant’s Share of the actual Common Area Expenses is less than the Additional Rent paid by Tenant for Common Area Expenses on account of the preceding calendar year, Landlord will credit any overpayment toward the next monthly Installment(s) of Tenant’s Share of the Common Area Expenses due under this Lease.

4.8 Miscellaneous. Any delay or failure by Landlord in delivering any Estimate Statement or Actual Statement pursuant to this Section 4 will not constitute a waiver of its right to require an increase in Rent nor will it relieve Tenant of its obligations pursuant to this Section 4, except that Tenant will not be obligated to make any payments based on such Estimate Statement or Actual Statement until ten (10) days after receipt of such Estimate Statement or Actual Statement. If Tenant does not object to any Estimate Statement or Actual Statement within thirty (30) days after Tenant receives any such statement, such statement will be deemed final and binding on Tenant. Even though the Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of the actual Common Area Expenses for the year in which this Lease terminates, Tenant agrees to promptly pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall promptly be rebated by Landlord to Tenant. Such obligation will be a continuing one which will survive the expiration or termination of this Lease. Prior lo the expiration or sooner termination of the Lease Term and Landlord’s acceptance of Tenant’s surrender of the Premises, Landlord will have the right to estimate the actual Common Area Expenses for the then current Lease Year and to collect from Tenant prior to Tenant’s surrender of the Premises, Tenant’s Share of any excess of such actual Common Area Expenses over the estimated Common Area Expenses paid by Tenant in such Lease Year.

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5. Security Deposit. Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit designated in Section 1.11 of the Summary. The Security Deposit shall be held by Landlord as security for the full and faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be performed by Tenant during the Term. The Security Deposit is not, and may not be construed by Tenant to constitute, rent for the last month or any portion thereof. If Tenant defaults with respect to any of its obligations under this Lease, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount, loss or damage which Landlord may spend, incur or suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days following the expiration of the Lease term, provided that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with Section 5 hereof has been determined and paid in full. If Landlord sells its interest in the Building during the Term and if Landlord deposits with the purchaser the Security Deposit (or balance thereof), and such purchaser acknowledges receipt thereof, then, upon such sale, Landlord shall be discharged from any further liability with respect to the Security Deposit.

6.	Use.

6.1 General. Tenant shall use the Premises solely for the Permitted Use and under the trade name specified in Section 1.12, and shall not use or permit the Premises to be used for any other use or purpose or under any other trade name without Landlord’s prior written consent. Nothing in this Lease shall be construed to warrant that Tenant shall have the right to use the Premises for the Permitted Use and/or to grant Tenant an exclusive right lo such Permitted Use or any other use. Tenant shall observe and comply with the “Rules and Regulations” attached hereto as Exhibit “E”, and all reasonable non-discriminatory modifications thereof and additions thereto from time to time put into effect and furnished to Tenant by Landlord. Landlord shall endeavor to enforce the Rules and Regulations, but shall have no liability to Tenant for the violation or non-performance by any other tenant or occupant of the Project of any such Rules and Regulations. Tenant shall, at its sole cost and expense, observe and comply with all requirements of any board of fire underwriters or similar body relating to the Premises, and all laws, statutes, codes, rules and regulations now or hereafter in force relating to or affecting the use, occupancy, alteration or improvement of the Premises, including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990 as it pertains to Tenant’s use, occupancy, improvement and alteration of the Premises. Tenant shall not use or allow the Premises to be used (a) in violation of any Declaration or any other recorded covenants, conditions and restrictions affecting the Project or of any law or governmental rule or regulation, or of any certificate of occupancy issued for the Premises or the Building, or (b) for any improper, immoral, unlawful or reasonably objectionable purpose. Tenant shall not do or permit to be done anything which will obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them. Tenant shall not cause, maintain or permit any nuisance in, an or about the Premises, the Building or the Project, nor commit or suffer to be committed any waste in, on or about the Premises. Tenant and Tenant’s employees and agents shall not solicit business in the Common Area, nor shall Tenant distribute any handbills or other advertising matter in the Common Area.

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6.2 Operation of Business. Tenant covenants to open for business to the public and to continuously and uninterruptedly operate all of the Floor Area of the Premises during the Minimum Hours of Operation specified in Section 1.17 of the Summary throughout the entire Term with due diligence and efficiency so as to maximize the gross receipts which may be produced by Tenant’s business therein. If subsequent to commencing the operation of Tenant’s business from within the Premises, Tenant ceases the operation of its business from within the Premises for its Permitted Use for more than ninety (90) consecutive days for reasons other than temporary remodeling, Landlord in its sole discretion and without limiting Landlord’s other remedies under this Lease, including, without limitation, those under Section 23 hereof, shall have the right to recapture possession of the Premises and terminate this Lease by providing Tenant with written notice of Landlord’s election to do so (hereinafter referred to as the “Recapture Notice”). This Lease shall terminate on the date set forth in the Recapture Notice (the “Recapture Date”), provided, however, nothing in this Section 6.2 shall release Tenant from its obligation to pay Landlord all payments of Rent due under the terms of this Lease prior to such Recapture Date, and in such event, Tenant shall also be liable to reimburse Landlord for the unamortized amount of leasing commissions and the tenant improvement allowance incurred by Landlord under this Lease amortized over the initial Term of this Lease. Tenant shall carry at all times in the Premises a stock of merchandise of such size, character and quality as shall be reasonably designed to produce the maximum return to Landlord and Tenant, and shall retain sufficient sales personnel to care for the patronage and conduct its business in accordance with sound business practices. Tenant shall install and maintain at all times displays of merchandise in the display windows (if any) for the Premises. Tenant shall keep its storefront sign well lighted during the hours from sundown to 11:00 p.m. During the Term, neither Tenant, nor any entity owned or controlled directly or indirectly by Tenant, its constituent partners, shareholders or directors, shall, without the prior written consent of Landlord, directly or indirectly engage in any similar or competing business with that to be operated by Tenant in the Premises within a radius of three (3) miles from the outside boundary of the Project.

6.3 Parking. Tenant and its employees shall park their vehicles only in those portions of the Common Area from time to time designated for such purpose by Landlord. Further, Landlord shall have the right to adopt and implement such alternative parking programs as may be necessary to alleviate parking problems during peak traffic periods. The use of the parking area shall be subject to the Parking Rules and Regulations attached hereto as Exhibit “E” and any other reasonable, non-discriminatory rules and regulations adopted by Landlord and/or Landlord’s parking operators from time to time, including any system for controlled ingress and egress and charging visitors and invitees, with appropriate provision for validation of such charges. Tenant shall furnish Landlord with a list of its employees and the license numbers of their vehicles within fifteen (15) days after Landlord requests such information. Tenant shall be responsible for ensuring that its employees comply with all the provisions of this Section and such other parking rules and regulations as may be adopted and implemented by Landlord from time to time, including, but not limited to, systems of validation, shuttle transportation or any other programs which may be deemed necessary or appropriate by Landlord to control, regulate or assist parking by customers of the Project.

6.4 Signs, Awnings and Canopies. Tenant will not place or suffer to be placed or maintained on the roof or on any exterior door, wall or window (or within 48 inches of any window) of the Premises any sign, awning or canopy, or advertising matter on the glass of any window or door of the Premises without Landlord’s prior written consent. Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering or advertising matter as may be approved in good condition and repair at all times. Tenant agrees, at Tenant’s sole cost, to obtain a canopy type sign and any other signs as required by Landlord in, strict conformance with Landlord’s sign criteria as set forth on Exhibit “H” attached hereto (“Sign Criteria”) as to design, material, color, location, size and letter style from the source designated by Landlord. Tenant’s sign shall be installed prior to Tenant’s opening for business and shall thereafter be maintained by Tenant at its own expense. If Tenant fails to maintain any sign, awning, canopy, decoration, lettering or advertising, Landlord may do so and Tenant shall reimburse Landlord for such cost plus a twenty percent (20%) overhead fee. If, without Landlord’s prior written consent, Tenant installs any sign, awning, canopy, decoration, lettering or advertising, Landlord may have Tenant’s sign, awning, canopy, decoration, lettering or advertising removed and stored at Tenant’s expense. The removal and storage costs shall bear interest until paid at the maximum rate allowed by law. Landlord reserves the right to revise the Sign Criteria, at any time as a result of any governmental requirement or Landlord’s renovation of the Premises, the Building or the Project. Within ninety (90) days of Landlord’s request and provided that Tenant has been in occupancy of the Premises for at least five (5) years, Tenant shall remove Tenant’s existing sign, patch the fascia, and install a new sign, at Tenant’s sole cost and expense, in accordance with Landlord’s then Sign Criteria.

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6.5 Advertising. No advertising medium shall be utilized by Tenant which can be heard or experienced outside the Premises, including without limitation, flashing lights, searchlights, loudspeakers, phonographs, radios or television. Except with Landlord’s prior written consent, Tenant shall not display, paint or place, or cause to be displayed, painted or placed, any handbills, bumper stickers or other advertising devices on any vehicle parked in the parking area of the Shopping Center, including those belonging to Tenant, or to Tenant’s agent or any other person; nor shall Tenant distribute or cause to be distributed in the Shopping Center any handbills or other advertising devices. Tenant shall have no right to paint the exterior or interior of the windows or doors without Landlord’s prior written consent.

6.6 Hazardous Materials. Except for ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute “Hazardous Materials” as defined in this Lease), Tenant agrees not to cause or permit any Hazardous Materials to be brought upon, stored, used, handled, generated, released or disposed of on, in, under or about the Premises, the Building, the Common Areas or any other portion of the Project by Tenant, its agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Tenant’s Parties”), without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Upon the expiration or earlier termination of this Lease, Tenant agrees to promptly remove from the Premises, the Building and the Project, at its sole cost and expense, any and all Hazardous Materials, including any equipment or systems containing Hazardous Materials which are installed, brought upon, stored, used, generated or released upon, in, under or about the Premises, the Building and/or the Project or any portion thereof by Tenant or any of Tenant’s Parties. To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord’s partners, officers, directors, employees, agents, successors and assigns (collectively, “Landlord Indemnified Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from the presence of Hazardous Materials on, in, under or about the Premises, the Building or any other portion of the Project and which are caused or permitted by Tenant or any of Tenant’s Parties. Tenant agrees to promptly notify Landlord of any release of Hazardous Materials in the Premises, the Building or any other portion of the Project which Tenant becomes aware of during the Term of this Lease, whether caused by Tenant or any other persons or entities. In the event of any release of Hazardous Materials caused or permitted by Tenant or any of Tenant’s Parties, Landlord shall have the right, but not the obligation, to cause Tenant to immediately take all steps Landlord deems necessary or appropriate to remediate such release and prevent any similar future release to the satisfaction of Landlord and Landlord’s mortgagee(s). At all times during the Term of this Lease, Landlord will have the right, but not the obligation, to enter upon the Premises to Inspect, investigate, sample and/or monitor the Premises to determine if Tenant is in compliance with the terms of this Lease regarding Hazardous Materials. As used in this Lease, the term “Hazardous Materials” shall mean and include any hazardous or toxic materials, substances or wastes as now or hereafter designated under any law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”), and freon and other chlorofluorocarbons. Tenant shall give Landlord written notice of any evidence of Mold, water leaks or water infiltration in the Premises and/or within the Project, promptly upon discovery of same. At its expense, Tenant shall investigate, clean up and remediate any Mold in the Premises resulting from any acts or omissions of Tenant and/or any of Tenant’s Parties. Investigation, clean up and remediation may be performed only after Tenant has Landlord’s written approval of a plan for such remediation. All clean up and remediation shall be done in compliance with all applicable Laws and to the reasonable satisfaction of Landlord. As used in this Lease, “Mold” means mold, fungi, spores, microbialmatter, mycotoxins and microbiological organic compounds. The provisions of this Section 6.6 will survive the expiration or earlier termination of this Lease.

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6.7 Refuse and Sewage. Tenant agrees not to keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and agrees to regularly and frequently remove same from the Premises. Tenant shall keep an containers or other equipment used for storage of such materials in a clean and sanitary condition. Tenant shall properly dispose of an sanitary sewage and shall not use the sewage disposal system for the disposal of anything except sanitary sewage. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition. If the volume of Tenant’s trash becomes excessive in Landlord’s judgment, Landlord shall have the right to charge Tenant for additional trash disposal services and/or to require that Tenant contract directly for additional trash disposal services at Tenant’s sole cost and expense.

6.8 Hours for Deliveries. Tenant shall use its reasonable efforts to require all deliveries (exclusive of United Parcel Service and U.S. Postal Service), loading, unloading and services to the Premises to be completed between 7:00 a.m. and 10:00 a.m. each day. All deliveries, loading, unloading and services to the Premises shall be accomplished within the service areas of the Shopping Center (or within such other locations as Landlord shall reasonably designate).

6.9 Auctions. No auction, “fire”, bankruptcy or sidewalk sales may be conducted in or upon the Premises without Landlord’s prior written consent.

6.10 Other Tenancies. Landlord reserves the right to effect such other tenancies in the Shopping Center as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interests of the Shopping Center. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or number of tenants shall during the term of this Lease occupy any space in the Shopping Center.

6.11 Prohibited Uses. Without limiting in any way the restriction in this Lease that the Premises be used only for the Permitted Use specified in Section 1.12 of the Summary, in no event shall the Premises be used for any prohibited or restricted uses set forth in Exhibit “1” attached hereto or for any exclusive use granted by Landlord to other tenants of the Shopping Center including those granted subsequent to the date of this Lease (provided as to such subsequent exclusive(s), they are granted before Tenant commences a change in use to any such exclusive use).

7. Payments and Notices. All rent and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address designated in Section 1.1 of the Summary, or to such other persons and/or at such other places as Landlord may hereafter designate In writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery (including delivery by nationally recognized overnight courier or express mailing service), facsimile transmission, or by registered or certified mail, postage prepaid, return receipt requested, addressed to Tenant at the address(es) designated in Section 1.2 of the Summary, or to Landlord at the address(es) designated in Section 1.1 of the Summary. Either party may, by written notice to the other, specify a different address for notice purposes.

8. Brokers. The parties recognize that the broker(s) who negotiated this Lease are stated in Section 1.13 of the Summary, and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said broker(s), and that Tenant shall have no responsibility therefor unless written provision to the contrary has been made. Each party represents and warrants to the other, that to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) Is or might be entitled to a commission or compensation in connection with this Lease. Any broker, agent or finder of Tenant whom Tenant has failed to disclose herein shall be paid by Tenant. Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (Including attorneys’ fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, protect, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord herein. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

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9.	Surrender; Holding Over.

9.1 Surrender of Premises. Upon the expiration or sooner termination of this Lease, Tenant shall surrender all keys for the Premises lo Landlord, and Tenant shall deliver exclusive possession of the Premises to Landlord broom clean and in first class condition and repair, reasonable wear and tear excepted (and casualty damage excepted if this Lease is terminated as a result thereof pursuant to Section 18), with all of Tenant’s personal property (and those items, if any, of Tenant Improvements and Alterations identified by Landlord pursuant lo Section 12.2 below) removed therefrom and all damage caused by such removal repaired, as required pursuant to Sections 12.2 and 12.3 below. If, for any reason, Tenant fails to surrender the Premises on the expiration or earlier termination of this Lease (including upon the expiration of any subsequent month lo month tenancy consented to by Landlord pursuant to Section 9.2 below), with such removal and repair obligations completed, then, in addition to the provisions of Section 9.3 below and Landlord’s rights and remedies under Section 12.4 and the other provisions of this Lease, Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from such failure to surrender, including, without limitation, any claim made by any succeeding tenant based thereon. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

9.2 Holding Over. If Tenant holds over after the expiration or earlier termination of the Lease Term, Tenant shall become a tenant at sufferance only, upon the terms and conditions set forth in this Lease so far as applicable (including Tenant’s obligation to pay all Common Area Expenses and any other additional rent under this Lease), but at a Monthly Basic Rent equal to the greater of: (a) one hundred fifty percent (150%) of the Monthly Basic Rent applicable to the Premises immediately prior to the date of such expiration or earlier termination; or (b) one hundred fifty percent (150%) of the prevailing market rate excluding any rental or other concessions (as reasonably determined by Landlord) for the Premises in effect on the date of such expiration or earlier termination. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a hold over hereunder or result in an extension of this Lease. Tenant shall pay an entire month’s Monthly Basic Rent calculated in accordance with this Section 9.2 for any portion of a month it holds over and remains in possession of the Premises pursuant lo this Section 9.2.

9.3 No Effect on Landlord’s Rights. The foregoing provisions of this Section 9 are in addition to, and do not affect, Landlord’s right of re-entry or any other rights of Landlord hereunder or otherwise provided at law or in equity.

10.	Taxes.

10.1 Real Property Taxes. Tenant agrees to pay its pro rata share of all general and special real property taxes, assessments (including, without limitation, change in ownership taxes or assessments), liens, bond obligations, license fees or taxes and any similar impositions in lieu or other impositions now or previously within the definition of real property taxes or assessments (collectively “Real Property Taxes”) which may be levied or assessed by any lawful authority against the Project applicable to the period from the Commencement Date until the expiration or sooner termination of this Lease. Tenant’s pro rata share shall be apportioned according to the floor area of the Premises as it relates to the total leasable rentable square feet of the Building or buildings located within the Project (including the Premises) for which Landlord is primarily obligated to pay such Real Estate Taxes.

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All Real Property Taxes for the tax year in which the Commencement Date occurs and for the tax year in which this Lease terminates shall be apportioned and adjusted so that Tenant shall not be responsible for any Real Property Taxes for a period of time occurring prior to the Rent Commencement Date or subsequent to the expiration of the Term.

The amount to be paid pursuant to the provisions of this Section 10.1 shall be paid monthly in advance as part of Common Area Expenses as estimated by Landlord based on the most recent lax bills and estimates of reappraised values (If reappraisal is to occur), commencing with the month (or partial month on a prorated basis if such be the case) that the Commencement Date occurs. The Initial estimated monthly charge for Tenant’s pro rata share of Real Property Taxes is included in the Monthly Common Area Expense Payment as provided in Section 4.

If at any time during the Term under the laws of the United States, or the state, county, municipality, or any political subdivision thereof in which the Project is located, a tax or excise on rent or any other tax however described is levied or assessed by any such political body against Landlord on account of rent payable to Landlord hereunder or any tax based on or measured by expenditures made by Tenant on behalf of Landlord, such tax or excise shall be considered “Real Property Taxes” for purposes of this Section 10.1, and shall be payable in full by Tenant. At Landlord’s option, such taxes or excises shall be payable monthly in advance on an estimated basis as provided in this Section 10.1 or shall be payable within ten (10) days after Tenant’s receipt of the tax bill therefor from Landlord.

10.2 New Taxes. Tenant shall reimburse to Landlord, within thirty (30) days of the mailing of notice or demand therefor, any and all taxes and special assessments of every kind and nature assessed by any governmental authority because of the ownership, leasing and operation of Landlord’s property, payable by Landlord (other than net income, estate and inheritance taxes), and all costs incurred by Landlord in the appeal of any tax assessments associated with the Premises, whether or not now customary or within the contemplation of the parties hereto: (a) upon, allocable to, or measured by the area of the Premises or on the rent payable hereunder, including, without limitation, gross income tax or excise tax levied by the state, any political subdivision thereof, city or federal government with respect lo the receipt of such rent; or (b) upon or with respect to the possession, leasing, operations, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) any fees or charges levied against Landlord or the Premises by or on behalf of any governmental (either public or quasi-public) entity for services rendered by or on behalf of any governmental (public or quasi-public) entity, including those established in place of property taxes, whether called “tees” or otherwise.

10.3 Personal Property Taxes. Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments (real and personal) levied against (a) any personal property or trade fixtures placed by Tenant in or about the Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures): and (b) any Tenant Improvements or alterations in the Premises (whether installed and/or paid for by Landlord or Tenant). If any such taxes or assessments are levied against Landlord or Landlord’s property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant) pay such taxes and assessments, and Tenant shall reimburse Landlord therefor within ten (10) business days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, shall have the right, with Landlord’s cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

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11.	Possession; Condition of Premises; Repairs,

11.1 Delivery of Possession. If, for any reason not caused by Tenant, Landlord cannot deliver possession of the Premises to Tenant on or before estimated Delivery Date, this Lease will not be void or voidable, nor will Landlord be liable to Tenant for any loss or damage resulting from such delay. If the delay in possession is caused by Tenant, then the Term and Tenant’s obligation to pay Rent will commence as of the date the Commencement Date would have occurred but for Tenant’s delay, even though Tenant does not yet have possession. Notwithstanding the foregoing, Landlord will not be obligated to deliver possession of the Premises to Tenant (but Tenant will be liable for rent if Landlord can otherwise deliver the Premises to Tenant) until Landlord has received from Tenant all of the following: (i) a copy of this Lease fully executed by Tenant; (ii) the Security Deposit and the first installments of Monthly Basic Rent and Tenant’s Monthly Common Area Expense Charge; and (iii) copies of policies of insurance or certificates thereof as required under Section 20 of this lease.

11.2 Condition of Premises. Tenant acknowledges that, except as otherwise expressly set forth in this Lease, neither Landlord nor any agent of landlord has made any express or implied representation or warranty with respect to the Premises, the Building or the Project or their condition, or with respect to the suitability thereof for the conduct of Tenant’s business, or the likelihood of deriving business from the Project, the economic feasibility of Tenant’s business, or any other matter. The taking of possession of the Premises by Tenant shall conclusively establish that the Project, the Premises, any existing Tenant Improvements therein, the Building and the Common Areas were at such time complete and in good, sanitary and satisfactory condition and repair and without any obligation on Landlord’s part to make any alterations, upgrades or improvements thereto.

11.3 Landlord’s Repair Obligations. Landlord shall, as part of the Common Area Expenses, repair and maintain (a) the Building shell and other structural portions of the Building (including the roof and foundations), (b) the basic plumbing, healing, ventilating, air conditioning, sprinkler and electrical systems within the Building core (but not any conduits or connections thereto or distribution systems thereof within the Premises or any other tenant’s premises), and (c) the Common Areas of the Project; provided, however, to the extent such maintenance or repairs are required as a result of any act, neglect, fault or omission of Tenant or any of Tenant’s agents, employees, contractors, licensees or invitees, Tenant shall pay to landlord, as additional rent, the costs of such maintenance and repairs. Tenant waives the right to make repairs at landlord’s expense under any law, statute or ordinance now or hereafter in effect.

11.4 Tenant’s Repair Obligations. Except for Landlord’s obligations specifically set forth in Sections 11.2, 11.3, 18.1 and 19.2 hereof, Tenant shall at all times and at Tenant’s sole cost and expense, keep, maintain, clean, repair and preserve the Premises and all parts thereof including, without limitation, all Tenant Improvements, Alterations, utility meters, pipes and conduits, all heating, ventilating and air conditioning systems located within or solely serving the Premises, all fixtures, furniture and equipment, Tenant’s storefront, Tenant’s signs, locks, closing devices, security devices, windows, window sashes, casements and frames, floors and floor coverings, shelving, restrooms, if any, and any alterations, additions and other property located within the Premises in first class condition and repair, reasonable wear and tear excepted. Tenant shall replace, at its expense, any and all plate and other glass in and about the Premises which is damaged or broken from any cause whatsoever except due to the gross negligence or willful misconduct of Landlord, its agents or employees. Such maintenance and repairs shall be performed with due diligence, lien free and in a first class and workmanlike manner, by licensed contractor(s) which are selected by Tenant and approved by Landlord, which approval Landlord shall not unreasonably withhold or delay. Except as otherwise expressly provided in this Lease, Landlord shall have no obligation to alter, remodel, improve, repair, renovate, redecorate or paint all or any part of the Premises.

11.5 HVAC. Tenant shall procure and maintain, at Tenant’s sole cost and expense, maintenance contracts for the following system(s), to the extent the same are located within or serve solely the Premises, with contractors specializing and experienced in the maintenance of such systems: heating, ventilation and air conditioning (“HVAC”), providing for not less than four (4) inspections per year including, but not limited to, annual coil cleaning, quarterly filter changes, pressure checks, condensate pan cleaning, electrical testing, belt inspections, motor lubrication, and visual inspections. Tenant shall provide Landlord with copies of all maintenance contracts and immediately notify Landlord of any changes, modifications, or cancellations thereof. The foregoing notwithstanding, in the event that landlord elects to provide maintenance for the HVAC system serving the Premises, such costs shall be reimbursable by Tenant to Landlord upon demand.

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12. Alterations.

12.1 Alterations; Conditions.

(a)	Tenant shall not make any alterations, additions, improvements or decorations to the Premises (collectively, “Alterations” and Individually, a “Tenant Change”) unless Tenant first obtains Landlord’s prior written approval thereof, which approval Landlord shall not unreasonably withhold. Notwithstanding the foregoing, Landlord’s prior approval shall not be required for any Tenant Change which satisfies the following conditions (hereinafter a “Pre Approved Change”): (i) the costs of such Tenant Change does not exceed Five Hundred Dollars ($500.00) individually; (ii) the costs of such Tenant Change when aggregated with the costs of all other Alterations made by Tenant during the Term of this Lease do not exceed Fifteen Hundred Dollars ($1,500.00); (iii) Tenant delivers to Landlord final plans, specifications and working drawings for such Tenant Change at least ten (10) days prior to commencement of the work thereof; and (iv) Tenant and such Tenant Change otherwise satisfy all other conditions set forth in this Section 12.1.

(b)	All Alterations shall be performed: (i) in accordance with the approved plans, specifications and working drawings; (ii) lien free and in a first class and workmanlike manner; (iii) in compliance with all laws, rules and regulations of all governmental agencies and authorities including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990; (iv) in such a manner so as not to unreasonably interfere with the occupancy of any other tenant in the Building or any other building located within the Project, nor impose any additional expense upon nor delay Landlord in the maintenance and operation of the Building or any other building located within the Project; and (v) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate.

(c)	Throughout the performance of the Alterations, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and commercial general liability insurance in compliance with the provisions of Section 20 of this Lease.

12.2 Removal of Alterations and Tenant Improvements. All Alterations and the initial Tenant Improvements in the Premises (whether installed or paid for by Landlord or Tenant), shall become the property of Landlord and shall remain upon and be surrendered with the Premises at the end of the Term of this Lease; provided, however, Landlord may, by written notice delivered to Tenant at any time prior to the date which is thirty (30) days before the expiration of the Lease Term (or immediately upon any sooner termination of this Lease) identify those Items of the initial Tenant Improvements and Alterations which Landlord shall require Tenant to remove at the end of the Term of this Lease. If Landlord requires Tenant to remove any such items as described above, Tenant shall, at its sole cost, remove the identified items on or before the expiration or sooner termination of this Lease and repair any damage to the Premises caused by such removal (or, at Landlord’s option, shall pay to Landlord all of Landlord’s costs of such removal and repair).

12.3 Removal of Personal Property. All articles of personal property owned by Tenant or installed by Tenant at its expense in the Premises (including business and trade fixtures, furniture and movable partitions) shall be, and remain, the property of Tenant, and shall be removed by Tenant from the Premises, at Tenant’s sole cost and expense, on or before the expiration or sooner termination of this Lease. Tenant shall repair any damage caused by such removal.

12.4 Tenant’s Failure to Remove. If Tenant fails to remove by the expiration or sooner termination of this Lease all of its personal property, or any items of Tenant Improvements or Alterations identified by Landlord for removal pursuant to Section 12.2 above, Landlord may, (without liability to Tenant for loss thereof), at Tenant’s sole cost and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity: (a) remove and store such items in accordance with applicable law; and/or (b) upon ten (10) days’ prior notice to Tenant, sell all or any such items at private or public sale for such price as Landlord may obtain as permitted under applicable law. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord’s attorneys’ fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant.

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13. Liens. Tenant shall not permit any mechanic’s, materialmen’s or other liens to be filed against all or any part of the Project, the Building or the Premises, nor against Tenant’s leasehold interest in the Premises, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by Tenant or any other act or omission of Tenant or Tenant’s agents, employees, contractors, licensees or invitees. Tenant shall, at Landlord’s request, provide Landlord with enforceable, conditional and final lien releases (and other reasonable evidence reasonably requested by Landlord to demonstrate protection from liens) from all persons furnishing labor and/or materials with respect to the Premises. Landlord shall have the right at all reasonable times to post on the Premises and record any notices of non responsibility which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall, at its sole cost, immediately cause such lien to be released of record or bonded so that it no longer affects title to the Project, the Building or the Premises. If Tenant falls to cause such lien to be so released or bonded within twenty (20) days after filing thereof, Landlord may, without waiving its rights and remedies based on such breach, and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord within five (5) days after receipt of Invoice from Landlord, any sum paid by Landlord to remove such liens, together with interest at the Interest Rate from the date of such payment by Landlord.

14. Assignment and Subletting.

14.1 Restriction on Transfer. Tenant will not assign or encumber this Lease in whole or in part, nor sublet all or any part of the Premises, without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold, except as provided in this Section 14. The consent by Landlord to any assignment, encumbrance or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. If this Lease is assigned by Tenant, or if the Premises or any part thereof are sublet or occupied by any person or entity other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver on the part of Landlord, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained unless expressly made in writing by Landlord. Irrespective of any assignment or sublease, Tenant shall remain fully liable under this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease. Without limiting Landlord’s right to withhold its consent on any reasonable grounds, it is agreed that Landlord will not be acting unreasonably in refusing to consent to an assignment or sublease if, in Landlord’s opinion, (i) the quality of the operation of the proposed assignee or subtenant is not equal to that of the Tenant, (ii) such assignee or subtenant may adversely affect (a) the business of the other tenants, (b) the tenant mix in the Project, or (c) Landlord’s ability to obtain percentage rent, (iii) the net worth or financial capabilities of such assignee or subtenant is less than that of Tenant at the date hereof, or (iv) the proposed assignment or sublease involves a change of use of the Premises from that specified herein. Any proposed assignee or subtenant which Landlord does not disapprove shall be deemed a “Permitted Business”. If Tenant assigns this Lease or sublets the Premises to a third party who is not in any way affiliated or connected with Tenant by way of a merger, reorganization, consolidation or otherwise, any rent, additional rent or other compensation paid to Tenant in addition to the rent payable to Landlord as set forth in this Lease shall be paid by Tenant to Landlord as additional rent. If Tenant is a corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of forty nine percent (49%) shall be deemed an assignment within the meaning and provisions of this Section 14.

14.2 Transfer Notice. If Tenant desires to effect a Transfer, then at least thirty (30) days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant agrees to give Landlord a notice (the “Transfer Notice”), stating the name, address and business of the proposed assignee, sublessee or other transferee (sometimes referred to hereinafter as “Transferee”), reasonable information (including references) concerning the character, ownership, and financial condition of the proposed Transferee, the Transfer Date, any ownership or commercial relationship between Tenant and the proposed Transferee, and the consideration and all other material terms and conditions of the proposed Transfer, all in such detail as Landlord may reasonably require.

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14.3 Landlord’s Options. Within fifteen (15) days of Landlord’s receipt of any Transfer Notice, and any additional information requested by Landlord concerning the proposed Transferee’s financial responsibility, Landlord will notify Tenant of its election to do one of the following: (i) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent; (ii) refuse such consent, which refusal shall be on reasonable grounds; or (iii) terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned and recapture all or such portion of the Premises for reletting by Landlord.

14.4 Additional Conditions. A condition to Landlord’s consent to any Transfer of this Lease will be the delivery to Landlord of a true copy of the fully executed instrument of assignment, sublease, transfer or hypothecation, in form and substance reasonably satisfactory to Landlord. Tenant agrees to pay to Landlord, as additional rent, all sums and other consideration payable to and for the benefit of Tenant by the assignee or sublessee in excess of the rent payable under this Lease for the same period and portion of the Premises. In calculating excess rent or other consideration which may be payable to Landlord under this Section, Tenant will be entitled to deduct commercially reasonable third party brokerage commissions and attorneys’ fees and other amounts reasonably and actually expended by Tenant in connection with such assignment or subletting if acceptable written evidence of such expenditures is provided to Landlord. No Transfer will release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. If Tenant effects a Transfer or requests the consent of Landlord to any Transfer (whether or not such Transfer is consummated), then, upon demand, and as a condition precedent to Landlord’s consideration of the proposed assignment or sublease, Tenant agrees to pay Landlord a non-refundable administrative fee of One Thousand Dollars ($1,000.00), plus Landlord’s reasonable attorneys’ fees and costs and other costs incurred by Landlord in reviewing such proposed assignment or sublease.

15. Entry by Landlord. Landlord and its employees and agents shall at all reasonable times have the right to enter the Premises to inspect the same, to supply any service required to be provided by Landlord to Tenant under this Lease, to exhibit the Premises to prospective lenders or purchasers (or during the last year of the Term, to prospective tenants), to post notices of non responsibility, and/or to alter, Improve or repair the Premises or any other portion of the Building, all without being deemed guilty of or liable for any breach of Landlord’s covenant of quiet enjoyment or any eviction of Tenant, and without abatement of rent. In exercising such entry rights, Landlord shall endeavor to minimize, as reasonably practicable, the interference with Tenant’s business, and shall provide Tenant with reasonable advance written notice of such entry (except in emergency situations). Landlord shall have the means which Landlord may deem proper to open Tenant’s doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any to said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, or grounds for any abatement or reduction of rent and Landlord shall not have any liability to Tenant for any damages or losses on account of any such entry by Landlord except, subject to the provisions of Section 22.1, to the extent of Landlord’s gross negligence or willful misconduct.

16. Utilities and Services. As of the Delivery Date, Tenant shall be solely responsible for and shall promptly pay all charges for heal, air conditioning, water, gas, electricity or any other utility used, consumed or provided in, furnished to or attributable to the Premises at the rates charged by the supplying utility companies and/or Landlord. Should Landlord elect to supply any or all of such utilities, Tenant agrees to purchase and pay for the same as additional rent as apportioned by Landlord. The rate to be charged by Landlord lo Tenant shall not exceed the rate charged to Landlord by any supplying utility. Tenant shall reimburse Landlord within ten (10) days of billing for fixture charges and/or water tariffs, if applicable, which are charged to Landlord by local utility companies. Landlord will notify Tenant of this charge as soon as it becomes known. This charge will increase or decrease with current charges being levied against Landlord, the Premises or the Building by the local utility company, and will be due as additional rent. In no event shall Landlord be liable for any interruption or failure in the supply of any such utility services to Tenant.

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17.	Indemnification and Exculpation.

17.1 Tenant’s Assumption of Risk and Waiver. Except to the extent such matter is not covered by the insurance required to be maintained by Tenant under this Lease and such matter is attributable to the gross negligence or willful misconduct of Landlord, Landlord shall not be liable to Tenant, Tenant’s employees, agents or invitees for: (i) any damage to property of Tenant, or of others, located in, on or about the Premises, (ii) the loss of or damage to any property of Tenant or of others by theft or otherwise,

(iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or leaks from any part of the Premises or from the pipes, appliance of plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, or (iv) any such damage caused by other tenants or persons in the Premises, occupants of adjacent property of the Project, or the public, or caused by operations in construction of any private, public or quasi-public work. Landlord shall in no event be liable for any consequential damages, special or punitive damages, or for loss of business, revenue, income or profits and Tenant hereby waives any and all claims for any such damages. All property of Tenant kept or stored on the Premises shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers, unless such damage shall be caused by the gross negligence or willful misconduct of Landlord. Landlord or its agents shall not be liable for interference with the light or other intangible rights.

17.2 Tenant’s Indemnification of Landlord. Tenant shall be liable for, and shall indemnify, defend, protect and hold Landlord and Landlord’s partners, officers, directors, employees, agents, successors and assigns (collectively, “Landlord Indemnified Parties”) harmless from and against, any and all claims, damages, judgments, suits, causes of action, losses, liabilities and expenses, including attorneys’ fees and court costs (collectively, “Indemnified Claims”), arising or resulting from (a) any act or omission of Tenant or any of Tenant’s agents, employees, contractors, subtenants, assignees, licensees or with respect to acts or omissions within the Premises only, Tenant’s invitees (collectively, “Tenant Parties”); (b) the use of the Premises and Common Areas and conduct of Tenant’s business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, the Building or elsewhere on the Project; and/or (c) any default by Tenant of any obligations on Tenant’s part to be performed under the terms of this Lease. In case any action or proceeding is brought against Landlord or any Landlord indemnified Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld.

17.3 Survival; No Release of Insurers. Tenant’s indemnification obligation under Section 17.2, shall survive the expiration or earlier termination of this Lease. Tenant’s covenants, agreements and indemnification in Sections 17.1 and 17.2 above, are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant, pursuant to the provisions of this Lease.

18.	Damage or Destruction.

18.1 Landlord’s Rights and Obligations. In the event the Premises are damaged by fire or other casualty to an extent not exceeding twenty five percent (25%) of the full replacement cost thereof, and Landlord’s contractor estimates in a writing delivered to the parties that the damage thereto is such that the Premises may be repaired, reconstructed or restored to substantially its condition immediately prior to such damage within one hundred twenty (120) days from the date of such casualty, and Landlord will receive insurance proceeds sufficient to cover the costs of such repairs, reconstruction and restoration (including proceeds from Tenant and/or Tenant’s insurance which Tenant is required to deliver to Landlord pursuant to Section 18.2 below), then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If, however, the Premises are damaged to an extent exceeding twenty five percent (25%) of the full replacement cost thereof, or Landlord’s contractor estimates that such work of repair, reconstruction and restoration will require longer than one hundred twenty (120) days to complete, or Landlord will not receive insurance proceeds (and/or proceeds from Tenant, as applicable) sufficient to cover the costs of such repairs, reconstruction and restoration, then Landlord may elect to either:

(a)	repair, reconstruct and restore the portion of the Premises damaged by such casualty (including the Tenant Improvements and Alterations), In which case this Lease shall continue in full force and effect; or

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(b)	terminate this Lease effective as of the date which is thirty (30) days after Tenant’s receipt of Landlord’s election to so terminate.

Under any of the conditions of this Section 18.1, Landlord shall give written notice to Tenant of its intention to repair or terminate within the later of sixty (60) days after the occurrence of such casualty, or fifteen (15) days after Landlord’s receipt of the estimate from Landlord’s contractor.

18.2 Tenant’s Costs and Insurance Proceeds. In the event of any damage or destruction of all or any part all the Premises, Tenant shall immediately: (a) notify Landlord thereof; and (b) deliver to Landlord all insurance proceeds received by Tenant with respect to the Tenant Improvements and Alterations in the Premises to the extent such items are not covered by Landlord’s casualty insurance obtained by Landlord pursuant to Section 21 below (excluding proceeds for Tenant’s furniture and other personal property), whether or not this Lease is terminated as permitted in this Section 19, and Tenant hereby assigns to Landlord all rights to receive such insurance proceeds. If, for any reason (including Tenant’s failure to obtain insurance for the full replacement cost of any Alterations which Tenant is required to insure pursuant to Sections 12.1 and/or 20.1(a) hereof), Tenant fails to receive insurance proceeds covering the full replacement cost of such Alterations which are damaged, Tenant shall be deemed to have self-insured the replacement cost of such Alterations, and upon any damage or destruction thereto, Tenant shall immediately pay to Landlord the full replacement cost of such items, less any insurance proceeds actually received by Landlord from Landlord’s or Tenant’s Insurance with respect to such items.

18.3 Abatement of Rent. In the event that as a result of any such damage, repair, reconstruction and/or restoration of the Premises, Tenant is prevented from using, and does not use, the Premises or any portion thereof, then the rent shall be abated or reduced, as the case may be, during the period that Tenant continues to be so prevented from using and does not use the Premises or portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises. Notwithstanding the foregoing to the contrary, if the damage is due to the negligence or willful misconduct of Tenant or any Tenant Parties, there shall be no abatement of rent. Except for abatement of rent as provided hereinabove, Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant’s business or use or access of all or any part of the Premises resulting from any such damage, repair, reconstruction or restoration.

18.4 Inability to Complete. Notwithstanding anything to the contrary contained in this Section 18, if Landlord is obligated or elects to repair, reconstruct and/or restore the damaged portion of the Premises pursuant to Section 18.1 above, but is delayed from completing such repair, reconstruction and/or restoration beyond the date which Is six (6) months after the date estimated by Landlord’s contractor for completion thereof pursuant to Section 18. 1, by reason of any causes beyond the reasonable control of Landlord (including, without limitation, any events of Force Majeure as defined in Section 32.16 and delays caused by Tenant or any Tenant Parties), then Landlord may elect to terminate this Lease upon thirty (30) days’ prior written notice to Tenant.

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18.5 Damage Near End of Term. In addition to its termination rights in Sections 18.1 and 18.4 above, Landlord shall have the right to terminate this Lease If any damage to the Building or Premises occurs during the last twelve (12) months of the Term of this Lease and Landlord’s contractor estimates in a writing delivered to the parties that the repair, reconstruction or restoration of such damage cannot be completed within the earlier of (a) the scheduled expiration date of the lease Term, or (b) sixty (60) days after the date of such casualty.

18.6 Waiver of Termination Right. This Lease sets forth the terms and conditions upon which this Lease may terminate In the event of any damage or destruction.

19.	Eminent Domain.

19.1 Substantial Taking. Subject to the provisions of Section 19.4 below, in case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant’s use and occupancy of the Premises as reasonably determined by Landlord, shall be taken for any public or quasi public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority.

19.2 Partial Taking; Abatement of Rent. In the event of a taking of a portion of the Premises which does not substantially interfere with the conduct of Tenant’s business, then, except as otherwise provided in the immediately following sentence, neither party shall have the right to terminate this Lease and Landlord shall thereafter proceed to make a functional unit of the remaining portion of the Premises (but only to the extent Landlord receives proceeds therefor from the condemning authority), and rent shall be abated with respect to the part of the Premises which Tenant shall be so deprived on account of such taking. Notwithstanding the immediately preceding sentence to the contrary, if any part of the Building or the Project shall be taken (whether or not such taking substantially interferes with Tenant’s use of the Premises), Landlord may terminate this Lease upon thirty (30) days’ prior written notice to Tenant as long as Landlord also terminates leases of all other tenants leasing comparably sized space within the Building for comparable lease terms.

19.3 Condemnation Award. Subject to the provisions of Section 19.4 below, in connection with any taking of the Premises or the Building, Landlord shall be entitled to receive the entire amount of any award which may be made or given in such taking or condemnation, without deduction or apportionment for any estate or interest of Tenant, it being expressly understood and agreed by Tenant that no portion of any such award shall be allowed or paid to Tenant for any so called bonus or excess value of this Lease, and such bonus or excess value shall be the sole property of Landlord. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (including any claim for bonus or excess value of this Lease); provided, however, if any portion of the Premises is taken, Tenant shall be granted the right to recover from the condemning authority (but not from Landlord) any compensation as may be separately awarded or recoverable by Tenant for the taking of Tenant’s furniture, fixtures, equipment and other personal property within the Premises, for Tenant’s relocation expenses, and for any loss of goodwill or other damage to Tenant’s business by reason of such taking.

19.4 Temporary Taking. In the event of a taking of the Premises or any part thereof for temporary use, (a) this Lease shall be and remain unaffected thereby and rent shall not abate, and (b) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which, Is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall perform its obligations under Section 9 with respect to surrender of the Premises and shall pay to Landlord the portion of any award which is attributable to any period of time beyond the Term expiration date. For purpose of this Section 19.4, a temporary taking shall be defined as a taking for a period of two hundred seventy (270) days or less.

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20.	Tenant’s Insurance.

20.1 Types of Insurance. On or before the earlier of the Commencement Date or the date Tenant commences or causes to be commenced any work of any type in or on the Premises pursuant to this Lease, and continuing during the entire Term, Tenant shall obtain and keep in full force and effect, the following insurance:

(a)	All Risk insurance, including fire and extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism, malicious mischief and earthquake coverage upon property of every description and kind owned by Tenant and located in the Premises or the Building, or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, furniture, equipment and any other personal property, and all Alterations and Tenant Improvements installed in the Premises by Tenant, in an amount not less then the full replacement cost thereof. In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or the mortgagees of Landlord shall be presumptive.

(b)	Commercial general liability insurance coverage, Including personal injury, bodily injury (including wrongful death), broad form property damage, operations hazard, owner’s protective coverage, contractual liability (including Tenant’s indemnification obligations under this Lease, including Section 18 hereof), liquor liability (if Tenant serves alcohol on the Premises), products and completed operations liability, and owned/non owned auto liability, with a general aggregate of not less than Two Million Dollars ($2,000,000.00). The general aggregate amount of such commercial general liability insurance shall be increased every five (5) years during the Term of this Lease to an amount reasonably required by Landlord.

(c)	Worker’s compensation and employer’s liability Insurance, in statutory amounts and limits.

(d)	Loss of income, extra expense, business interruption and rent loss insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises, Tenants parking areas or to the Building as a result of such perils.

(e)	Any other from, or forms of insurance as Tenant or Landlord or the mortgagees of Landlord may reasonably require from lime to time, in form, amounts and for insurance risks against which a prudent tenant would protect itself, but only to the extent such risks and amounts are available in the insurance market at commercially reasonable costs.

20.2 Requirements. Each policy required to be obtained by Tenant hereunder shall: (a) be issued by insurers authorized to do business in the stale in which the Building is located and rated not less than financial class X, and not less than policyholder rating A in the most recent version of Best’s Key Rating Guide (provided that, in any event, the same insurance company shall provide the coverages described in Sections 20.1 (a) and 20.1 (d) above); (b) be in form reasonably satisfactory from lime to time to Landlord; (c) name Tenant as named Insured thereunder and shall name Landlord: Landlord’s agents and, at Landlord’s request, Landlord’s mortgagees and ground lessors and other parties reasonably designated by Landlord of which Tenant has been informed in writing, as additional insureds thereunder, all as their respective interests may appear, (d) shall not have a deductible amount exceeding Five Thousand Dollars ($5,000.00); (e) specifically provide that the insurance afforded by such policy for the benefit of Landlord and Landlord’s mortgagees and ground lessors shall be primary, and any insurance carried by Landlord or Landlord’s mortgagees and ground lessors shall be excess and non-contributing; (f) except for worker’s compensation insurance, contain an endorsement that the insurer waives its right to subrogation as described in Section 22 below; and (g) contain an undertaking by the insurer to notify Landlord (and the mortgagees and ground lessors or Landlord who are named as additional insureds) in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof. Tenant agrees to deliver to Landlord, prior to the date Tenant takes possession of all or any part of the Premises, certificates from the insurance company evidencing the existence of such insurance and Tenant’s compliance with the foregoing provisions of this Section 20). Tenant shall cause replacement certificates to be delivered to Landlord not less than thirty (30) days prior to the expiration of any such policy or policies. If any such initial or replacement certificates are not furnished within the time(s) specified herein, Tenant shall be deemed to be in material default under this Lease without the benefit of any additional notice or cure period provided in Section 23.1 below, and Landlord shall have the right, but not the obligation, to procure such policies and certificates at Tenant’s expense.

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20.3 Effect on Insurance. Tenant shall not do or permit to be done anything which will (a) violate or invalidate any insurance policy maintained by Landlord or Tenant hereunder, or (b) increase the costs of any insurance policy maintained by Landlord pursuant to Section 21 or otherwise with respect to the Building or the Project. If Tenant’s occupancy or conduct of its business in or on the Premises results in any increase in premiums for any insurance carried by Landlord with respect to the Building or the Project, Tenant shall pay such increase as additional rent within ten (10) days after being billed therefor by Landlord. If any insurance coverage carried by Landlord pursuant to Section 21 or otherwise with respect to the Building or the Project shall be cancelled or reduced (or cancellation or reduction thereof shall be threatened) by reason of the use or occupancy of the Premises by Tenant or by anyone permitted by Tenant to be upon the Premises, and if Tenant fails to remedy such condition within five (5) days after notice thereof, Tenant shall be deemed to be in default under this Lease, without the benefit of any additional notice or cure period specified in Section 23.1 below, and Landlord shall have all remedies provided in this Lease, at law or in equity, including, without limitation, the right (but not the obligation) to enter upon the Premises and attempt to remedy such condition at Tenant’s cost.

21. Landlord’s Insurance. During the Term, Landlord shall insure the Common Area Improvements, the Building, the Premises, any Tenant improvements installed in the Premises by Landlord (excluding, however, Tenant’s furniture, equipment and other personal property and Alterations) against damage by fire and standard extended coverage perils and with vandalism and malicious mischief endorsements, rental loss coverage, at Landlord’s option, earthquake damage coverage, and such additional coverage as Landlord deems appropriate. Landlord shall also carry commercial general liability insurance, in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner of a similar building in the state in which the Building is located. At Landlord’s option, all such insurance may be carried under any blanket or umbrella policies which Landlord has In force for other buildings and projects. In addition, at Landlord’s option, Landlord may elect to self-insure all or any part of such required insurance coverage. Landlord may, but shall not be obligated to, carry any other from or forms of insurance as Landlord or the mortgagees or ground lessors of Landlord may reasonably determine is advisable. The cost of insurance obtained by Landlord pursuant to this Section 21 shall be included in Common Area Expenses.

22.	Waivers of Subrogation.

22.1 Mutual Waiver of Parties. Landlord and Tenant hereby waive their rights against each other with respect to any claims or damages or losses which are caused by or result from (a) property damage insured against under any property insurance policy carried by Landlord or Tenant (as the case may be) pursuant to the provisions of this Lease and enforceable at the time of such damage or loss, or (b) property damage which would have been covered under any insurance required to be obtained and maintained by Landlord or Tenant (as the case may be) under Sections 20 and 21 of this Lease (as applicable) had such insurance been obtained and maintained as required therein. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

22.2 Waiver of Insurers. Each party shall cause each property insurance policy required to be obtained by it pursuant to Sections 20 and 21 to provide that the insurer waives all rights of recovery by way of subrogation against either Landlord or Tenant, as the case may be, in connection with any claims, losses and damages covered by such policy. If either party fails to maintain property insurance required hereunder, such Insurance shall be deemed to be self-insured with a deemed full waiver of subrogation as set forth in the immediately preceding sentence.

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23.	Tenant’s Default and Landlord’s Remedies.

23.1 Tenant’s Default. The occurrence of any one or more of the following events shall constitute a default under this Lease by Tenant:

(a)	the vacation or abandonment of the Premises by Tenant. “Abandonment” is herein defined to include, but is not limited to, any absence by Tenant from the Premises for five (5) business days or longer while in default of any other provision of this Lease;

(b)	the failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant hereunder, within three (3) days of when due;

(c)	the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 23.1(a) or (b) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable Florida law and provided further that, if the nature of Tenant’s default Is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default If Tenant shall commence such cure within said ten (10) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord; and

(d)	(i) the making by Tenant of any general assignment for the benefit of creditors, (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against the Tenant, the same Is dismissed within sixty (60) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within sixty (60) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or or Tenant’s interest in this Lease where such seizure is not discharged within sixty (60) days.

23.2 Landlord’s Remedies; Termination. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(a)	the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(b)	the worth at the lime of the award of the amount by which the unpaid rent which would have been earned after termination until the time or award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c)	the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of- award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d)	any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized tenant improvement costs; attorneys’ fees; unamortized brokers’ commissions; the costs of refurbishment, alterations, renovation and repair or the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Alterations, Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove.

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As used in Sections 23.2(a) and 23.2(b) above, the “worth at the lime of award” is computed by allowing interest at the Interest Rate set forth In Section 1.14 of the Summary. As used In Section 23.2(c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

23.3 Landlord’s Remedies; Re Entry Rights. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or In equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to Section 12.4 of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by landlord pursuant to this Section 23.3, and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

23.4 Landlord’s Remedies; Continuation of Lease. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the right to accelerate the payment of rent and other monetary sums payable by Tenant for the balance of the Term and upon any such election, such sums shall be immediately due and payable. In the event of any such default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the right to continue this Lease in full force and effect, whether or not Tenant shall have abandoned the Premises. In the event Landlord elects to continue this Lease in full force and effect pursuant to this Section 23.4, then landlord shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Landlord’s election not to terminate this Lease pursuant to this Section 23.4 or pursuant to any other provision of this Lease, at law or In equity, shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies.

23.5 Landlord’s Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of rent. If Tenant shall fail to pay any sum of money (other than Basic Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for three (3) days with respect to monetary obligations (or ten (10) days with respect to non-monetary obligations) after Tenant’s receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs Incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as additional rent.

23.6 Interest. If any monthly installment of Basic Rent or Common Area Expenses, or any other amount payable by Tenant hereunder is not received by landlord by the dale when due, it shall bear interest at the Interest Rate set forth in Section 1.14 of the Summary from the date due until paid. All interest, and any late charges imposed pursuant to Section 23.7 below, shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

23.7 Late Charges. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to landlord of any Basic Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and Impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises, the Building or the Project. Accordingly, if any monthly installment of Basic Rent or Common Area Expenses or any other amount payable by Tenant hereunder is not received by Landlord by the due dale thereof, Tenant shall pay to Landlord an additional sum of ten percent (10%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of Interest Is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect. In the event that any payments of any kind made by Tenant are returned for insufficient funds, Tenant shall pay to Landlord upon receipt of written demand (1) the actual NSF fee charged by the respective bank, and (2) an additional handling charge of up to $60.00, and thereafter, Landlord may require Tenant to pay all future payments of Rent or other sums due by money order or cashier’s check.

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23.8 Security Interest. Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises including, but not limited to, all fixtures, machinery, equipment, furnishings and other articles of personal property, and all proceeds of the sale or other disposition of such property (collectively, the “Collateral”) to secure the payment of all rent to be paid by Tenant pursuant to this Lease. Such lien and security interest shall be in addition to any landlord’s lien provided by law. This Lease shall constitute a security agreement under the Commercial Code of the State so that Landlord shall have and may enforce a security interest in the Collateral. Tenant agrees to execute as debtor and deliver such financing statement or statements and any further documents as Landlord may now or hereafter reasonably request to protect such security interest pursuant to such code. Landlord may also at any time file a copy of this Lease as a financing statement. Landlord, as secured party, shall be entitled to all rights and remedies afforded as secured party under such code, which rights and remedies shall be in addition lo Landlord’s liens and rights provided by law or by the other terms and provisions of this Lease.

23.9 Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Section 24 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or In equity, whether or not stated in this Lease. Nothing in this Section 24 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

23.10 Inducement Recapture. Any agreement for early or beneficial occupancy, free, reduced or abated rent or other charges, all of which concessions are hereinafter referred to as "Inducement Provisions”, shall be deemed conditioned upon Tenant’s full and faithful performance of all of the terms, covenants and conditions of this Lease. In the event that this Lease is terminated early due to a default committed by Tenant, then without any waiver of rights or remedies by Landlord, any amounts paid, abated or deferred by Landlord pursuant to any Inducement Provisions shall become immediately due and payable by Tenant to Landlord, and Landlord shall retain the right to pursue any and all remedies available under this Lease and applicable laws.

24. Landlord’s Default. Landlord shall not be in default in the performance of any obligation required to be performed by Landlord under this lease unless Landlord has failed to perform such obligation within thirty (30) days after the receipt of written notice from Tenant specifying in detail landlord’s failure to perform; provided however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed In default if it commences such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided in law or at equity; provided, however. (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease; and (b) Tenant’s rights and remedies hereunder shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies and/or (ii) this lease otherwise expressly limits Tenant’s rights or remedies, including the limitation on Landlord’s liability contained in Section 31 hereof.

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25. Subordination. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee of a mortgage or a beneficiary of a deed of trust now or hereafter encumbering all or any portion of the Building or the Project, or any lessor of any ground or master lease now or hereafter affecting all or any portion of the Building or the Project, this Lease shall be subject and subordinate at all times to such ground or master leases (and such extensions and modifications thereof), and to the lien of such mortgages and deeds of trust (as well as to any advances made thereunder and to all renewals, replacements, modifications and extensions thereof). Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any or all ground or master leases or the lien of any or all mortgages or deeds of trust to this Lease. In the event that any ground or master lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, at the election or Landlord’s successor in interest, Tenant shall attorn to and become the tenant of such successor. Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver to Landlord within ten (10) days alter receipt of written demand by Landlord and In the form reasonably required by Landlord, any additional documents evidencing the priority or subordination of this lease with respect to any such ground or master lease or the lien of any such mortgage or deed of trust. Should Tenant fail to sign and return any such documents within said ten (10) day period, Tenant shall be in default hereunder without the benefit of any additional notice or cure periods specified in Section 23.1 above.

26.	Estoppel Certificate.

26.1 Tenant’s Obligations. Within ten (10) days following Landlord’s written request, Tenant shall execute and deliver to Landlord an estoppel certificate, in a form substantially similar to the form of Exhibit “F” attached hereto or such other form as Landlord may require, certifying: (a) the Commencement Date of this Lease; (b) that this Lease is unmodified and in full force and effect (or, if modified, that this Lease is in full force and effect as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) that there are not, to the best of Tenant’s knowledge, any defaults under this Lease by either Landlord or Tenant, except as specified in such certificate; and (e) such other matters as are reasonably requested by Landlord. Any such estoppel certificate delivered pursuant to this Section 26.1 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of any portion of the Project, as well as their assignees.

26.2 Tenant’s Failure to Deliver. Tenant’s failure to deliver such estoppel certificate within such time shall be conclusive upon Tenant that: (a) this Lease is in full force and effect without modification, except as may be represented by Landlord; (b) there are no uncured defaults in Landlord’s or Tenant’s performance; and (c) not more than one (1) month’s rental has been paid in advance. Tenant shall indemnify, protect, defend (with counsel reasonably approved by Landlord in writing) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) attributable to any failure by Tenant to timely deliver any such estoppel certificate lo Landlord pursuant to Section 26.1 above.

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27. Project Planning. If Landlord requires the Premises for use by another tenant or for other reasons connected with the Project planning program, then Landlord shall have the right, upon thirty (30) days’ prior written notice to Tenant, to relocate the Premises to other space in the Building or the Project of substantially similar size as the Premises, and with tenant improvements of substantially similar age, quality and layout as then existing in the Premises. In the event of any such relocation, Landlord shall pay for the cost of providing such substantially similar tenant improvements (but not any furniture or personal property), and Landlord shall reimburse Tenant, within thirty (30) days after Landlord’s receipt of invoices and paid receipts, for the reasonable moving, telephone installation and stationery reprinting costs actually paid for by Tenant In connection with such relocation. If Landlord so relocates Tenant, the terms and conditions of this Lease shall remain in full force and effect and apply to the new space, except that (a) a revised Exhibit “B” shall become part of this Lease and shall reflect the location of the new space, (b) the Summary to this Lease shall be amended to include and state all correct data as to the new space, and (c) such new space shall thereafter be deemed to be the “Premises”. Notwithstanding the foregoing provisions of this Section 27 to the contrary, if the new space contains more rentable square feet than the original Premises, Tenant shall not be obligated to pay any more Basic Rent or Common Area Expenses than otherwise applicable to the original Premises. Landlord and Tenant agree to cooperate fully in order to minimize the inconvenience of Tenant resulting from such relocation.

28. Modification and Cure Rights of Landlord’s Mortgagees and Lessors.

28.1 Modifications. If, in connection with Landlord’s obtaining or entering into any financing or ground lease for any portion of the Building or the Project, the lender or ground lessor shall request modifications to this Lease, Tenant shall, within ten (10) days after request therefor, execute an amendment to this Lease Including such modifications, provided such modifications are reasonable, do not increase the obligations of Tenant hereunder, or adversely affect the leasehold estate created hereby or Tenant’s rights hereunder.

28.2 Cure Rights. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee covering the Premises or ground lessor of Landlord whose address shall have been furnished to Tenant, and shall offer such beneficiary, mortgagee or ground lessor a reasonable opportunity to cure the default (including with respect to any such beneficiary or mortgagee, time to obtain possession of the Premises, subject to this Lease and Tenant’s rights hereunder, by power of sale or judicial foreclosure, if such should prove necessary to effect a cure).

29. Quiet Enjoyment. Landlord covenants and agrees with Tenant that, upon Tenant performing all of the covenants and provisions on Tenant’s part to be observed and performed under this Lease (including payment of rent hereunder), Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with and subject to the terms and conditions of this Lease.

30. Transfer of Landlord’s Interest. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of the Landlord are concerned, shall be limited to mean and Include only the owner or owners, at the time in question, of the fee title to, or a lessee’s Interest in a ground lease of, the Project. In the event of any transfer or conveyance of any such title or interest (other than a transfer for security purposes only), the transferor shall be automatically relieved of all covenants and obligations on the part of Landlord contained in this Lease accruing after the date of such transfer or conveyance. Landlord and Landlord’s transferees and assignees shall have the absolute right to transfer all or any portion of their respective title and Interest in the Project, the Building, the Premises and/or this Lease without the consent of Tenant, and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

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31. Limitation on Landlord’s Liability. Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the Individual partners, members, directors, officers or shareholders of Landlord or Landlord’s constituent partners or members, and Tenant shall not seek recourse against the individual partners, members, directors, officers or shareholders of Landlord or of Landlord’s constituent partners or members, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Tenant and notwithstanding anything contained in this Lease to the contrary, Tenant hereby covenants and agrees for itself and all of its successors and assigns that the liability of Landlord for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Landlord), shall be limited solely to, and Tenant’s and its successors’ and assigns’ sole and exclusive remedy shall be against, Landlord’s interest in the Project and proceeds therefrom, and no other assets of Landlord. Notwithstanding any contrary provision herein, neither Landlord (nor or of any of the partners which comprise Landlord, if any, or of the officers, shareholders, directors, partners or principals of such partners comprising Landlord, (if any) wherever situated) shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. Except as may be necessary to secure jurisdiction of Landlord, no constituent partner or member of Landlord shall be sued or named as a party in any suit or action and no service of process shall be made against any partner or member of Landlord. No constituent partner or member of Landlord shall be required to answer or otherwise plead to any service of process. No judgment will be taken against any constituent partner or member of Landlord and any judgment taken against any constituent partner or member of Landlord may be vacated and set aside at any time after the fact. The provisions of this Section 31 are enforceable both Landlord and also by any individual partners, members, directors, officers or shareholders of Landlord and any of Landlord’s constituent partners or members.

32. Miscellaneous.

32.1 Governing Law. This Lease shall be governed by, and construed pursuant to, the laws of the State where the Project is located, without regard to any choice of law concept or rule which would require the application of the laws of any other jurisdiction.

32.2 Successors and Assigns. Subject to the provisions of Section 30 above, and except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives and permitted successors and assigns; provided, however, no rights shall inure to the benefit of any Transferee of Tenant unless the Transfer to such Transferee is made in compliance with the provisions of Section 14, and no options or other rights which are expressly made personal to the original Tenant hereunder or in any rider attached hereto shall be assignable to or exercisable by anyone other than the original Tenant under this Lease.

32.3 No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (a) terminate all or any existing subleases, or (b) operate as an assignment to Landlord of Tenant’s interest under any or all such subleases.

32.4 Professional Fees. If either Landlord or Tenant should bring suit against the other with respect to this Lease, including for unlawful detainer or any other relief against the other hereunder, then an costs and expenses incurred by the prevailing party therein (including, without limitation, its actual appraisers’, accountants’, attorneys’ and other professional fees, expenses and court costs and similar costs incurred in connection with any appeal), shall be paid by the other party.

32.5 Waiver. The waiver by either party of any breach by the other party or any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant and condition herein contained, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of any party to insist upon the performance by the other in strict accordance with said terms. No waiver of any default of either party hereunder shall be implied from any acceptance by Landlord or delivery by Tenant (as the case may be) of any rent or other payments due hereunder or any omission by the non-defaulting party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

32.6 Terms and Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

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32.7 Time. Time is of the essence with respect to performance of every provision of this Lease in which time or performance is a factor. All references in this Lease to “days” shall mean calendar days unless specifically modified herein to be “business” days.

32.8 Prior Agreements; Amendments. This Lease, including the Summary and all Exhibits and Riders attached hereto, contains all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and any other matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Premises or any such other matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not expressly incorporated herein.

32.9 Separability. The invalidity or unenforceability of any provision of this Lease (except for Tenant’s obligation to pay Basic Rent and Common Area Expenses under Sections 3 and 4 hereof) shall in no way affect, impair or Invalidate any other provision hereof, and such other provisions shall remain valid and in full force and effect to the fullest extent permitted by law.

32.10 Recording. Neither Landlord nor Tenant shall record this Lease. In addition, neither party shall record a short form memorandum of this Lease without the prior written consent (and signature on the memorandum) of the other, and provided that prior to recordation Tenant executes and delivers to Landlord, in recordable form, a properly acknowledged quitclaim deed or other instrument extinguishing all of the Tenant’s rights and interest in and to the Project, the Building and the Premises, and designating Landlord as the transferee, which deed or other Instrument shall be held by Landlord and may be recorded by Landlord once this Lease terminates or expires (but not prior thereto). If such short form memorandum is recorded in accordance with the foregoing, the party requesting the recording shall pay for all costs of or related to such recording, including, but not limited to, recording charges and documentary transfer taxes.

32.11 Exhibits and Riders. All Exhibits and Riders attached to this lease are hereby incorporated in this Lease for all purposes as though set forth at length herein.

32.12 Auctions. Tenant shall have no right to conduct any auction in, on or about the Premises, the Building or the Project.

32.13 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.

32.14 Financial Statements. Upon ten (10) days prior written request from Landlord (which Landlord may make at any time during the Term but no more often than once in any calendar year), Tenant shall deliver to Landlord a current financial statement of Tenant and any guarantor of this Lease. Such statements shall be prepared in accordance with generally acceptable accounting principles and certified as true in all material respects by Tenant (if Tenant is an individual) or by an authorized officer or general partner of Tenant (if Tenant is a corporation or partnership, respectively).

32.15 No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant by reason of this Lease. The provisions of this Lease relating to Percentage Rent payable hereunder, if any, are included solely for the purpose of providing a method whereby rent is to be measured and ascertained.

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32.16 Force Majeure. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, governmental moratorium or other governmental action or inaction (including failure, refusal or delay in issuing permits, approvals and/or authorizations), injunction or court order, riots, insurrection, war, fire, earthquake, windstorm, flood or other natural disaster or other reason of a like nature not the fault of the party delaying in performing work or doing acts required under the terms of this Lease (but excluding delays due to financial inability) (herein collectively, “Force Majeure Delays”), then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period or such delay. The provisions of this Section 32.16 shall not apply to nor operate to excuse Tenant from the payment of Monthly Basic Rent, Common Area Expenses, percentage rent, if any, additional rent or any other payments strictly in accordance with the terms of this Lease.

32.17 Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

32.18 Nondisclosure of Lease Terms. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees, agents and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any newspaper or other publication or any other tenant or apparent prospective tenant of the Building or other portion of the Project, or real estate agent, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease.

32.19 Non-Discrimination. Tenant acknowledges and agrees that there shall be no discrimination against, or segregation of, any person, group of persons, or entity on the basis of race, color, creed, religion, age, sex, marital status, national origin, or ancestry in the leasing, subleasing, transferring, assignment, occupancy, tenure, use, or enjoyment of the Premises, or any portion thereof.

33. Lease Execution.

33.1 Tenant’s Authority. If Tenant executes this Lease as a partnership or corporation, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly authorized and existing partnership or corporation, as the case may be, and is qualified to do business in the state in which the Building is located; (b) such persons and/or entitles executing this Lease are duly authorized to execute and deliver this Lease on Tenant’s behalf in accordance with the Tenant’s partnership agreement (if Tenant is a partnership), or a duly adopted resolution of Tenant’s board of directors and the Tenant’s by laws (if Tenant is a corporation); (c) this Lease is binding upon Tenant in accordance with its terms; and (d) no party that constitutes, owns, controls, or is owned or controlled by Tenant, any guarantor hereof or any subtenant of Tenant is, or at any time during the Term will be (i) in violation of any laws relating to terrorism or money laundering, or (ii) among the parties identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

33.2 Joint and Several Liability. If more than one person or entity executes this Lease as Tenant: (a) each of them is and shall be jointly and severally liable for the covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant: and (b) the act or signature of, or notice from or to, any one or more of them with respect to this Lease shall be binding upon each and all of the persons and entitles executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

33.3 Guaranty. Landlord’s execution of the Lease is conditioned upon its receipt of a guaranty of Tenant’s obligations under the Lease executed by the Guarantor(s) identified in Section 1.16 above, such guaranty to be in the form attached hereto as Exhibit G. The execution of such guaranty is a material inducement to Landlord to enter into this Lease.

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33.4 No Option. The submission of this Lease for examination or execution by Tenant does not constitute a reservation of or option for the Premises and this Lease shall not become effective as a Lease until it has been executed by Landlord and delivered to Tenant.

34. Waiver of Jury Trial.

LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND, TO THE EXTENT ENFORCEABLE UNDER APPLICABLE LAW, EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS MEMBERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE. FURTHERMORE, THIS WAIVER AND RELEASE OF ALL RIGHTS TO A JURY TRIAL IS DEEMED TO BE INDEPENDENT OF EACH AND EVERY OTHER PROVISION, COVENANT, AND/OR CONDITION SET FORTH IN THIS LEASE.

IN THE EVENT THAT THE JURY WAIVER PROVISIONS OF THIS SECTION 34 ARE NOT ENFORCEABLE UNDER ANY APPLICABLE LAW, THEN THE FOLLOWING PROVISIONS OF THIS SECTION 34 SHALL APPLY. IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THIS LEASE OR RELATED TO THE PREMISES WILL BE RESOLVED IN A PROMPT AND EXPEDITIOUS MANNER. ACCORDINGLY, EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER OR WITH RESPECT TO THE PREJUDGMENT REMEDY OF ATTACHMENT, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF APPLICABLE LAW WITH RESPECT TO ARBITRATION OF DISPUTES (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE “REFEREE SECTIONS”). ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE; PROVIDED HOWEVER, THAT THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL ULTIMATELY BE BORNE IN ACCORDANCE WITH SECTION 32.4 ABOVE. THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED. WITHIN TEN (10) DAYS OF RECEIPT BY ANY PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS SECTION 34, THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS. IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER APPLICABLE LAW. IF THE REFEREE IS APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM JAMS/ENDISPUTE, INC., THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY. THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS UNDER APPLICABLE LAW, AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO. THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES, AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS’ FEES AND COSTS IN ACCORDANCE WITH APPLICABLE LAW. THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, NOR ANY OTHER DAMAGES WHICH ARE NOT PERMITTED BY THE EXPRESS PROVISIONS OF THIS LEASE, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES. THE PARTIES SHALL BE ENTITLED TO CONDUCT ALL DISCOVERY AS PROVIDED UNDER APPLICABLE LAW, AND THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER LIMITATIONS ON DISCOVERY AVAILABLE UNDER APPLICABLE LAW. THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH APPLICABLE LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW FLORIDA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING. THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT. THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN ACCORDANCE WITH THE TERMS OF THIS SECTION 34.4. TO THE EXTENT THAT NO PENDING LAWSUIT HAS BEEN FILED TO OBTAIN THE APPOINTMENT OF A REFEREE, ANY PARTY, AFTER THE ISSUANCE OF THE DECISION OF THE REFEREE, MAY APPLY TO THE COURT OF THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR CONFIRMATION BY THE COURT OF THE DECISION OF THE REFEREE IN THE SAME MANNER AS A PETITION FOR CONFIRMATION OF AN ARBITRATION AWARD PURSUANT TO APPLICABLE LAW (AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO).

35. Intentionally Deleted.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK – SIGNATURES ON FOLLOWING PAGE]

Lease	-31-

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

“TENANT”

LA ROSA REALTY, LLC
a Florida limited liability company		Witness:

By:
Name:	Joe La Rosa	Witness:
Its:	CEO

“LANDLORD”

SGO OSCOLA VILLAGE, LLC,
a Delaware limited liability company		Witness:

By:
Its:	GP	Witness:
Date:

Lease	-32-

EXHIBIT A

Dyer Boulevard
Osceola Parkway
Parking
6
1.32 Acres
7
1.64 Acres
8
1.61 Acres
PEPBOYS
UNDER CONTRACT
hhgregg

SUITE	SF	TENANT
3054	1,400 SF	Bebe Nails
3056	1,400 SF	Uni K Wax
3058	1,400 SF	Barber 78
3062 & 3064	3,290 SF	Visionworks
3066	1,400 SF	China Gourmet
3068	1,400 SF	Chrine Hair Salon
3070	1,400 SF	*Lease Pending*
3072	1,400 SF	*Lease Pending*
3074	1,400 SF	AVAILABLE
3076	1,400 SF	AVAILABLE
3078	1,400 SF	AVAILABLE
3080	1,400 SF	Muttloo Pet Store
3082 & 3086	3,500 SF	Achieve Health

SUITE	SF	TENANT
3044	2,100 SF	AVAILABLE
3046 & 3048	2,800 SF	Original Mattress Factory
3050	1,400 SF	UPS Store

SUITE	SF	TENANT
3024	4,900 SF	ABC Owls
3028	2,800 SF	CSI Caregiver Services
3032	2,800 SF	La Rosa Realty
3038	2,205 SF	Karate

EXHIBIT B

Dyer Boulevard
Osceola Parkway
Parking
6
1.32 Acres
7
1.64 Acres
8
1.61 Acres
PEP BOYS
UNDER CONTRACT
hhgregg

SUITE	SF	TENANT
3054	1,400 SF	Bebe Nails
3056	1,400 SF	Uni K Wax
3058	1,400 SF	Barber 78
3062 & 3064	3,290 SF	Visionworks
3066	1,400 SF	China Gourmet
3068	1,400 SF	Chano Hair Salon
3070	1,400 SF	*Lease Pending*
3072	1,400 SF	*Lease Pending*
3074	1,400 SF	AVAILABLE
3076	1,400 SF	AVAILABLE
3078	1,400 SF	AVAILABLE
3080	1,400 SF	Muttlee Pet Store
3082 & 3086	3,500 SF	Achieve Health

SUITE	SF	TENANT
3044	2 100 SF	AVAILABLE
3046 & 3048	2,800 SF	Original Mattress Factory
3050	1,400 SF	UPS Store

SUITE	SF	TENANT
3024	4,900 SF	ADC Owls
3028	2,800 SF	CSI Caregiver Services
3032	**2,800 SF**	**La Rosa Realty**
3038	2,205 SF	Karate

EXHIBIT “C”

WORK LETTER

This WORK LETTER (this “Work Letter”) is made and entered into by and between SGO OSCEOLA VILLAGE, LLC, a Delaware limited liability company (“Landlord”) and LA ROSA REALTY, LLC, a Florida limited liability company (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Work Letter is attached. Except as defined in this Work Letter to the contrary, all terms utilized in this Work Letter shall have the same meanings as the defined terms in the Lease.

1. General. Tenant acknowledges and agrees that the Premises have previously been constructed including interior tenant improvements therein, and is satisfactory and shall be accepted by Tenant in its “AS IS” condition as of the date of execution of this Lease and on the date Landlord delivers possession of the Premises to Tenant. Tenant, following the delivery of the Premises by Landlord and the full and final execution and delivery of the Lease, shall have the right to perform tenant improvements in the Premises (the “Tenant Improvements”) at its sole cost (subject to the Tenant Improvement Allowance) pursuant to the approved Construction Documents (as defined below).

2. Construction Documents. Following the execution and delivery of the Lease, Tenant shall arrange for plans and specifications for the Tenant improvements (the “Construction Documents”) to be prepared by Tenant’s architect/designer (“Tenant’s Designer”), which shall be approved by Landlord in its reasonable discretion. Landlord shall approve or disapprove any Construction Documents submitted to Landlord for approval within seven (7) business days after receipt by Landlord of the Construction Documents. If Landlord timely disapproves the Construction Documents, Landlord shall provide a reasonably detailed explanation as to the basis for such disapproval and Tenant shall, within 10 days of receipt of Landlord’s notice of disapproval, revise and resubmit such Construction Documents, correcting or altering such disapproved items. The Construction Documents, when approved by Landlord, shall be attached to this Work Letter as Exhibit “C-1” and made a part hereof. The cost of all architectural and design work, as well as the cost of all engineering governmental fees relating to the development of Tenant Improvements, shall be paid by Tenant. Tenant agrees and understands that Landlord makes no representations regarding, and shall not be the guarantor of, or responsible for, the correctness or accuracy of the Construction Documents or compliance of the Construction Documents with any applicable laws.

3. Tenant Improvement Allowance.

Provided Tenant is not in default of the Lease, is open for business to the public, and has paid the first month’s Rent, Landlord will contribute up to a maximum of $28,000.00 as a one-time allowance towards the cost of (i) preparing design and construction documents and mechanical and electrical plans for the Tenant Improvements, (ii) obtaining all necessary permits for construction of the Tenant Improvements, and (iii) hard costs of the Tenant Improvements. The Allowance shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performed the Tenant Improvements, within thirty (30) days following receipt by Landlord of (1) Tenant’s request for disbursement, (2) receipted bills covering all labor and materials expended and used in the Tenant Improvements (or, if payment is being made to the general contractor, bills marked “approved” by Tenant); (3) full and final waivers of lien; and (4) and any other reasonable information required by Landlord for such work. Any costs in excess of the Allowance shall be the sole responsibility of Tenant. If Tenant does not submit a request for payment of the entire Allowance to Landlord in accordance with the provisions contained herein by March 31, 2017 (the “Outside Date”), any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith.

4. Permits. Tenant shall be responsible for obtaining all governmental approvals of the Construction Documents to the full extent necessary for the issuance of a building permit for the Tenant Improvements based upon such Construction Documents. Thereafter, Tenant shall also cause to be obtained all other necessary approvals and permits from all governmental agencies having authority over the construction and installation of the Tenant Improvements In accordance with the approved Construction Documents and shall undertake all steps necessary to insure that the construction of the Tenant Improvements is accomplished in strict compliance with all Laws applicable to such construction and the requirements and standards or any insurance underwriting board, inspection bureau or insurance carrier insuring the Premises pursuant to the Lease. Landlord shall reasonably cooperate with Tenant in obtaining all of the approvals and permits described herein and shall sign all permits, applications and other instruments requested by Tenant in connection with the same.

Lease	EXHIBIT “C” -1-

5. Construction. Tenant shall employ an outside contractor or contractors of Tenant’s choice (collectively, “Contractor”), subject to Landlord’s reasonable approval as described below, to construct the Tenant Improvements in substantial conformance with the Construction Documents; provided, however, that the construction contracts between Tenant and Contractor and Tenant’s subcontractors shall be subject to Landlord’s prior, reasonable approval, such construction contracts shall provide for progress payments, and, Tenant shall pay for the entire cost of design and construction of the Tenant Improvements and all permits, review and approval fees in connection therewith. Landlord, at its election, has the right to have its contractor submit a bid to Tenant for the completion of the Tenant Improvements. The selection of Contractor and the performance to the work shall be subject to the following conditions:

(a) Contractor shall be duly licensed and subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, but shall be conditioned on the Contractor’s reputation for quality of work, timeliness of performance, integrity and Landlord’s prior experience (if any) with such Contractor.

(b) Landlord or Landlord’s agents shall have the right, during reasonable times following reasonable prior written notice to Tenant, to inspect the construction of the Tenant Improvements by Tenant during the progress thereof, it being the intent of the parties hereto that Landlord shall be reasonable in its inspection of the construction of the Tenant Improvements and that Landlord shall recognize, to the extent commercially reasonable and practicable, the necessity of field changes based on field conditions. Landlord shall use its best efforts, and cause its agents to use their best efforts, to minimize interference with the construction of the Tenant Improvements during such inspections. If Landlord shall give notice of faulty construction or any material deviation from the Construction Documents, Tenant shall cause Contractor to make corrections promptly. However, neither the privilege herein granted to Landlord to make such inspections, nor the making of such inspections by Landlord, shall operate as a waiver of any rights of Landlord to require good and workmanlike construction and improvements erected in accordance with the Construction Documents.

(c) Tenant shall cause the Contractor to commence to construct the Tenant Improvements within ten (10) business days (or as soon thereafter as is reasonably practical) following Landlord’s approval of the Construction Documents and Instruct the Contractor to cause the Tenant improvements to be completed as soon as reasonably possible.

(d) Tenant’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in substantial accordance with the Construction Drawings; (ii) Tenant and/or Contractor shall submit schedules of all work relating to the Tenant Improvements to Landlord for Landlord’s approval within ten (10) business days following the selection of Contractor and the approval of the Construction Drawings (or as soon thereafter as is reasonably practical). Landlord shall, within ten (10) days of receipt thereof, reasonably approve or disapprove any work schedule submitted lo Landlord. If Landlord falls to disapprove any work schedule within such 10-day period, the applicable work schedule shall be conclusively deemed approved. If Landlord timely disapproves any work schedule, Landlord shall provide a reasonably detailed explanation as to the basis for such disapproval and Tenant and/or Contractor shall, within ten (10) days of receipt of Landlord’s notice of disapproval, revise and resubmit such work schedule; and (iii) Tenant shall abide by all reasonable and nondiscriminatory rules (provided such rules do not materially interfere with Tenant’s use and operation of the Premises or reduce Tenant’s rights under this Lease and provided further that such rules have first been given to Tenant in writing) made by Landlord with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other Tenants, and any other matter in connection with this Work Letter, including, without limitation, the construction of the Tenant Improvements.

Lease	EXHIBIT “C” -2-

(e) Tenant hereby indemnifies and holds Landlord harmless with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Contractor, or anyone directly or indirectly employed by any of them, or in connection with (1) Tenant’s non-payment of any amount arising out of the Tenant Improvements, and (2) any defect in the Tenant Improvements. In addition, Tenant shall promptly correct or cause Tenant’s Contractor to promptly correct any non-compliance with applicable laws of the Tenant Improvements. The provisions of this paragraph shall survive the term of this Work Letter and the Lease.

(f) Tenant’s Contractor and the subcontractors utilized by Tenant’s Contractor shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Contractor and the subcontractors utilized by Tenant’s Contractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Commencement Date. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to affect such right of direct enforcement.

6. Default. Any default by Tenant under the terms of this Work Letter shall constitute a default under the Lease to which this Work Letter is attached, and shall entitle Landlord to exercise all remedies set forth in the Lease. Tenant shall have any and all rights to remedy such default pursuant to the provisions of the Lease.

7. Reasonable Diligence. Both Landlord and Tenant agree to use reasonable diligence in performing all of their respective obligations and duties under this Work Letter and in proceeding with the construction and completion of the Tenant Improvements in the Premises,

8. Insurance Requirements. Contractor shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry pubic liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease. Tenant shall carry “Builder’s All Risk” insurance in a commercially reasonable amount covering the construction of the Tenant Improvements, it being understood and agreed that the Tenant Improvements shall be insured by Tenant as required under the Lease immediately upon completion thereof.

Certificates for all insurance carried pursuant to this Work Letter must comply with the requirements of the Lease and shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before Contractor’s equipment is moved onto the site. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Contractor shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord. All policies carried under this paragraph shall insure Landlord and Tenant, as their interests may appear, as well as Contractor. All insurance, except Workers’ Compensation, maintained by Contractor shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as to the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.

9. Notice of Completion; Copy of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the recorder of the county in which the Project is located, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose. If Tenant prepares “as built drawings”, it shall cause them to be delivered to Landlord and/or Landlord’s representative no later than thirty (30) days after the completion of the Tenant Improvements. If “as built” drawings are not prepared, then Tenant shall provide to Landlord a full set of the approved plans and specifications for the Tenant Improvements.

10. Representative. Tenant has designated Elvi Habra as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to the Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

Lease	EXHIBIT “C” -3-

EXHIBIT “D”

NOTICE OF LEASE TERM DATES

Date:

To:

Re: Retail Lease dated _________, 201_ between ___________, a ______________(“Landlord”), and , a (“Tenant” concerning Suite _3032_ (“Premises”) ___________ located at, __________, _____________, ______________.

Gentlemen:

In accordance with the Retail Lease (the “lease”), we wish to advise you and/or confirm as follows:

1.	The Delivery Date occurred on _8/1/15_ The Commencement Date of the Lease is __________; provided, however, If Tenant commences to conduct business in the Premises prior to the Commencement Date, then the Commencement Date shall instead be the date that Tenant first commences to conduct business in the Premises. The initial Lease Term expires on the last day of the________(____) full calendar month after the Commencement Date, subject to earlier termination as provided in the Lease.

2.	That the Premises have been accepted by Tenant as being substantially complete in accordance with the Lease, and that there is no deficiency in construction.

3.	The approximate number of square feet within the Premises is _2, 803_ square feet.

“Landlord”:

SGO OSCEOLA VILLAGE, LLC,
a Delawarge limited liability company, acting by and through Glenborough LLC (“Agent” for Owner)

By:	Glenborough LLC,
a Delaware limited liability company as Agent for Owner

By:
Its:

Agreed to and Accepted as of _____, 201___.

“Tenant”

a

By:
its:	CEO

Lease	EXHIBIT “C” -1-

EXHIBIT “E”

RULES AND REGULATIONS

1. No sign, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or in any part of the Common Area without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord, using materials and in a style and format approved by Landlord.

2. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises, in Landlord’s sole discretion. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, or loading docks of the Building. Neither Tenant nor any employee, invitee, agent, licensee or contractor of Tenant shall go upon or be entitled to use any portion of the roof of the Building.

4. Unless expressly set forth to the contrary in Tenant’s Lease, Tenant shall have no right or entitlement lo the display of Tenant’s name or logo on any Project sign, monument sign or pylon sign.

5. All cleaning and janitorial services for the Premises shall be provided, at Tenant’s sole cost and expense, exclusively by or through Tenant or Tenant’s janitorial contractors in accordance with the provisions of Tenant’s Lease. Tenant shall not cause any unnecessary labor by carelessness or Indifference to the good order and cleanliness of the Premises.

6. Tenant, upon termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to, or otherwise procured by Tenant.

7. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment, subject to any express provisions of Tenant’s Lease to the contrary.

8. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals (except service animals).

9. Tenant shall not use any method of healing or air conditioning other than that supplied by Landlord.

10. Landlord reserves the right from time to time, in Landlord’s sole and absolute discretion, exercisable without prior notice and without liability to Tenant (a) to name or change the name of the Building or Project; (b) to change the address of the Building, and/or (c) to install, replace or change any signs in, on or about the Common Areas, the Building or Project (except for Tenant’s signs, if any, which are expressly permitted by Tenant’s Lease).

11. Tenant shall close and lock all doors of its Premises and entirely shut off all water faucets or other water apparatus, unless otherwise needed for Tenant’s business and, except with regard to Tenant’s computers and other equipment, If any, which reasonably require electricity on a 24 hour basis, all electricity before Tenant and Its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

Lease	EXHIBIT “E” -1-

12. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substances of any kind whatsoever shall be thrown therein.

13. Tenant shall not make any room to room solicitation of business from other tenants in the Building.

14. Tenant shall not use the Premises for any business or activity other than that specifically provided for in the Lease.

15. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

16. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Common Area and other portions of the Project are expressly prohibited, and each tenant shall cooperate to prevent same.

17. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Project.

18. Tenant shall store all its trash and garbage within its Premises or in designated trash containers or enclosures within the Project. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions reasonably issued from time to time by Landlord.

19. The Premises shall not be used for lodging or for manufacturing or any kind.

20. Tenant agrees that it shall comply with all fire and security regulations that may be issued from time to time by Landlord, and Tenant also shall provide Landlord with the name of a designated responsible principal or employee lo represent Tenant in all matters pertaining to such fire or security regulations. Tenant shall cooperate fully with Landlord in all matters concemlng fire and other emergency procedures.

21. Tenant assumes any and all responsibility for protecting Its Premises from theft, robbery and pilferage. Such responsibility shall Include keeping doors locked and other means or entry to the Premises closed.

22. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other such tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any and all of the tenants in the Building.

23. These Rules and Regulations are in addition lo, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Shopping Center.

24. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safely, security, care and cleanliness of the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations here in above slated and any additional rules and regulations which are adopted.

25. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees or guests.

Lease	EXHIBIT “E” -2-

PARKING RULES AND REGULATIONS

In addition to the foregoing rules and regulations and the parking provisions contained in the Lease to which this Exhibit is attached, the following rules and regulations shall apply with respect to the use of the Project’s parking areas.

1.	Every parker Is required to park and lock his/her own vehicle. All responsibility for damage to or loss of vehicles is assumed by the parker and Landlord shall not be responsible for any such damage or loss by water, fire, defective brakes, the act or omissions of others, theft, or for any other cause.

2.	Tenant and its employees shall only park in parking areas designated by landlord. Tenant shall not leave vehicles in the parking areas overnight nor park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non motor driven bicycles or four wheeled trucks.

3.	No overnight or extended term storage of vehicles shall be permitted.

4.	Vehicles must be parked entirely within painted stall lines of a single parking stall.

5.	All directional signs and arrows must be observed.

6.	The speed limit within all parking areas shall be fifteen (15) miles per hour.

7.	Parking is prohibited: (a) in areas not striped for parking; (b) in aisles or fire lanes; (c) where “no parking• signs are posted; (d) on ramps; (e) in cross hatched areas; and (I) in reserved spaces and in such other areas as may be designated by landlord.

8.	Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose Is prohibited.

9.	Landlord may refuse to permit any person who violates these rules to park in the parking areas, and any violation of the rules shall subject the vehicle to removal, at such vehicle owner’s expense.

Lease	EXHIBIT “E” -3-

EXHIBIT “F”

SAMPLE FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned (“Tenant”) hereby certifies to __________________________________________ (“Landlord”), and __________________________ , as follows:

1. Attached hereto is a true, correct and complete copy of that certain Project Lease dated___________, 201_ between Landlord and Tenant (the “Lease”), which demises Premises which are located at _____________________________________. The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Section 6 below.

2. The term of the Lease commenced on _______________, 201_.

3. The term of the Lease is currently scheduled to expire on _______________ 201_.

4. Tenant has no option to renew or extend the Tenn of the Lease except: _____________________.

5. Tenant has no preferential right to purchase the Premises or any portion of the Building or Project upon which the Premises are located, and Tenant has no rights or options to expand into other space in the Building except:__________________________________________.

6. The Lease has: (Initial One)

(  ) not been amended, modified, supplemented, extended, renewed or assigned.

(  ) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto: ___________________.

7. Tenant has accepted and is now in possession of the Premises and has not sublet, assigned or encumbered the Lease, the Premises or any portion thereof except as follows:

8. The current Monthly Basic Rent is $ _____; and current monthly parking charges are $.____________.

9. Tenant’s Monthly Common Area Expense Payment currently payable by Tenant is $ ______________ per month.

10. The amount of security deposit (if any) is $ ______________ . No other security deposits have been made.

11. All rental payments payable by Tenant have been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

12. All work required to be performed by Landlord under the Lease has been completed and has been accepted by Tenant, and all tenant Improvement allowances have been paid in full.

13. To the best of Tenant’s knowledge, as of the date hereof, there are no defaults on the part of Landlord or Tenant under the Lease.

Lease	EXHIBIT “F” -1-

14. Tenant has no defense as to Its obligations under the Lease and claims no set off or counterclaim against Landlord.

15. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as expressly provided in the Lease.

16. All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

17. There has not been filed by or against Tenant a petition in bankruplcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States or any state thereof, or any other action brought pursuant to such bankruptcy laws with respect to Tenant.

18. Tenant pays rent due Landlord under the lease to landlord and does not have any knowledge of any other person who has any right to such rents by collateral assignment or otherwise.

The foregoing certification is made with the knowledge that______________is about to [fund a loan to landlord or purchase the Building from Landlord], and that _________ is relying upon the representations herein made in [funding such loan or purchasing the Building].

Dated: ______ _, 201_.

“TENANT”

SAMPLE ONLY [NOT FOR EXECUTION]

By:
By:

Lease	EXHIBIT “F” -2-

EXHIBIT “G”

Intentionally Deleted

Lease	(1)

EXHIBIT “H”

SIGN CRITERIA

This Exhibit is attached to and made a part of the Lease by and between SGO OSCEOLA VILLAGE, LLC, a Delaware limited liability company (“Landlord”) and LA ROSA REALTY, LLC, a Florida limited liability company (“Tenant”), for the Premises described in the Lease.

The following criteria, instructions and specifications shall govern all exterior sign work furnished and installed by Tenant.

I. GOVERNING CRITERIA AND APPROVALS

1)	The criteria set forth herein are governed by the Osceola Village “Sign Criteria” and the City of Kissimmee Sign Ordinance “Sign Ordinance”. Nothing herein or in any specific approval by Landlord shall be construed as acceptance or approval of any exceptions or deviations from the criteria set forth herein, the Approved Sign Program or the Sign Ordinance. It is the Tenant’s responsibility to verify and provide the Landlord with proof of compliance with all applicable criteria, ordinances and codes in the manner set forth herein.

2)	Unless otherwise provided in the Lease, all costs associated with furnishing, installation, service and repair of Tenant’s Signage shall be the Tenant’s responsibility and at Tenant’s sole cost and expense. Tenant shall hold Landlord harmless and keep the property lien free.

3)	All approved signs shall be installed and operational prior to Tenant opening for business.

4)	Prior written approval of design, content, materials, colors, size, details and location of signs must be obtained from Landlord. Approval by Landlord of preliminary plans or working drawings for the Tenant’s Premises is separate from the approval of signage and does not constitute approval of any signage.

5)	No sign of any type shall be placed anywhere on the Premises without the express prior written approval of the Landlord as to design, color, format, layout, typeface and location. Landlord reserves the right to disapprove any sign which in its sole opinion is not compatible with these Sign Criteria.

6)	Each Tenant and its sign contractor shall review the specifications and criteria set forth herein before preparing sign drawings for submittal. Concurrently with or promptly after submission of preliminary plans for the tenant improvements, Tenant shall submit to Landlord drawings and specifications “The Sign Drawings”, including a description of materials and colors for all proposed signs. The Sign Drawings shall clearly show the location of each sign, together with all graphics, color and construction and attachment details and complete information on electrical load.

7)	Landlord shall return one set of The Sign Drawings, within 10 working days to Tenant, marked either “APPROVED” or “DISAPPROVED”. If Landlord approves The Sign Drawings with certain conditions, Landlord shall return to Tenant two sets marked “APPROVED SUBJECT TO LANDLORD’S MODIFICATIONS AND COMMENTS”. Tenant shall then return one of these sets to Landlord bearing Tenant’s acceptance of Landlord’s conditions or shall submit revised Sign Drawings.

8)	Following receipt of Landlord Approval, Tenant shall obtain approval of the City of Kissimmee. Prior to Installation of any signage, Tenant shall submit to Landlord copies of all such approvals and permits together with a copy of the sign contractor’s license and insurance certificate naming Landlord as additional insured.

9)	In the Event that Tenant makes modifications to the proposed signs after receipt of Landlord Approval, Tenant shall submit revised plans to Landlord for approval.

Lease	(2)

II. TENANT SIGN SPECIFICATIONS

1)	Each Tenant shall be entitled to one (1) “Tenant Sign” per storefront. The wording of the Tenant Sign shall be limited to the store name. Corporate crests, insignias or shields are acceptable and shall be contained in an illuminated logo box. Outer end units shall be entitled to two (2) signs, one per storefront. All signs and identifying marks shall occur within the limits of the Premises.

2)	The Tenant Sign shall be of individual sheet metal channel letters with illuminated Plexiglas faces. Returns and trim cap shall be painted the same color as the adjacent building surface or the same color as the Plexiglas face.

3)	Illuminated plastic face single sign cans will not be permitted.

4)	The area of a sign is the area of a rectangle surrounding all the letters and the logo box of the sign. Where upper and lower case letters are used, the largest height letter shall be used to determine the height of the rectangle.

5)	Foot Frontage of a storefront is the length of the facade measured along the lease line separating the premises from adjacent spaces.

6)	Tenant Signs shall be centered horizontally and vertically on the building element lo which they are mounted.

III. DISPLAY WINDOWS AND SPECIAL EVENT SIGNS

1)	Painted or hand lettered signs are not permitted on display windows. Decals, gold leaf and vinyl graphics will be permitted on display windows not to exceed a total of four (4) square feet in area per Storefront.

2)	Grand opening or liquidation sale signs on site may be permitted in connection with the opening of a business, major remodeling under an active building permit, new owner or closure of a business, with the approval of the City of Kissimmee and of the Landlord, subject to the following:

a)	Grand opening or liquidation sale signs shall be limited to one time per opening of a business, major remodeling under an active building permit, new owner or closure of a business.

b)	Grand opening or liquidation sale signs shall be permitted for an initial period of up to thirty (30) days.

c)	Grand opening or liquidation sale signs shall not exceed a total area of 15 square feet

d)	Grand opening or liquidation sale sign copy shall be limited to “Going out of business”, “Liquidation sale”, or “Grand opening”. There shall be no limitation on the color of the letters.

3)	No signs of any type other than those herein described may be attached to the display windows of any store except where constructed of self supporting materials and made an integral part of the display in said window. Credit card decals shall be permitted on the exterior of display windows

Lease	(3)

IV. CONSTRUCTION, INSTALLATION AND ELECTRICAL WORK

1)	All illuminated signs must be UL approved and labeled and their installation shall comply with applicable building, sign and electrical codes. Signs and electrical connections shall be weather tight. Signs shall be wired to the Tenant’s electrical panel and controlled by a timer. Signs shall have no moving or flashing parts or lights and no luminous letters on back panels. No flashing or animated signs will be permitted.

2)	Exposed raceways are prohibited.

V. MAINTENANCE

1)	Tenant shall, at Tenant’s sole cost and expense, maintain all signs in good order and repair, which shall include replacement of damaged or faded letters and burned out bulbs and lamps and insulation and weatherproofing of all parts including wiring. Landlord shall not be responsible for any damage to signs that may be caused by water penetration into any portion of the sign or related electrical installation.

2)	Repairs shall be made within 72 hours of becoming aware of such need. Should Tenant fail to comply, Landlord reserves the right to perform such repairs for Tenant and charge Tenant directly for all costs incurred, including administrative charges of a minimum of 20% of the total costs incurred by Landlord to complete the repairs. Tenant hereby agrees to reimburse Landlord within 10 days of receipt of invoice for all costs and administrative charges incurred.

3)	Tenant shall maintain all illuminated signs on a timer which will control operation pursuant to the schedule established by Landlord.

Lease	(4)

EXHIBIT “I”

PROHIBITED, RESTRICTED AND EXCLUSIVE USES

1	PROHIBITED USES

1.1.	Project Restrictions. All improvements shall be used for retail businesses, for restaurants, or for service businesses of the type generally found in a first-class retail shopping center in Central Florida including, without limitation, financial institutions, medical or veterinary offices and other service oriented uses.

1.2	Prohibited Uses. Except as otherwise expressly permitted by Landlord, no portion of the Project shall be used for any non-retail use or for any of the following purposes: a flea market or a business selling so-called “second hand” goods (except quality, previously-owned merchandise stores which are associated generally with "first-class" retail developments (such as Play It Again Sports, Neiman- Marcus Last Call and similar operations) will be permitted with the consent of Landlord): cemetery; mortuary; an establishment engaged in the business of selling, exhibiting or delivering pornographic or obscene materials; a so-called “head shop”; off-track betting parlor; junk yard; flea market; recycling facility or stockyard; equipment rental facility; automotive repair shop (including lubrication and/or service center), body and fender shop, car wash facility or gasoline station, or motor vehicle or boat storage facility; a warehouse (however, a warehouse-style retailer is a permitted use in the Project); discotheque, dance hall, comedy club, night club or adult entertainment facility; bowling alley; skating rink; billiard or pool hall; massage parlor; game parlor or video arcade (which shall be defined as any store containing more than three electronic games); fitness center, workout facility, gym, health spa or studio, or exercise facility; a beauty school, barber college, reading room, place of instruction or any other operation catering primarily to students or trainees and not to retail customers; industrial, residential or manufacturing uses; school; house of worship; or bar, tavern or cocktail lounge, unless it is operated in conjunction with a restaurant where the service of alcoholic beverages for on-premises consumption is ancillary to the restaurant business.

(a) Without the prior written consent of Landlord, traveling carnivals, lairs, or auctions shall not be allowed to operate in the Project.

(b) No portion of the Project shall be used for a business or use which (i) creates strong, unusual or offensive odors, fumes, dust or vapors: (ii) emits light, noise or sounds which are objectionable due to brightness, vibrations, intermittence, beat, frequency, shrillness or loudness; (iii) creates unusual fire, explosive or other hazards; or (iv) materially increases the rate of insurance for any Landlord or any other premises within the Project or any other occupant of the Project.

(c) No portion of the Project shall be used (i) for the maintenance of any nuisance or the conduct of any activity which violates public policy; (ii) for any activity which physically interferes with the business of any other occupant of the Project; (iii) in violation of any governmental or quasi- governmental regulations: (iv) for any “sidewalk sales;” or any other sales, promotional activities or displays of merchandise outside the exterior wall of the Promises, or any similar use, except for Project promotional events or as may be approved by Landlord, which approval may be withheld in the sole and absolute discretion of Landlords: (v) for the storage of any items, other than the storage of items within the confines of the Premises, which items are incidental to the business conducted thereon, and other than trash to be stored in appropriate containers within an enclosed trash area; (vi) to permit advertising media which can be heard or experienced from the exterior of the Premises, from which it emanates, such as flashing lights, searchlights, loudspeakers, phonographs, radios or televisions; (vii) for the distribution of any handbills, bumper stickers or other advertising devices on any vehicle parked in the parking area of the Project or elsewhere in the Project; or (viii) for any other unreasonable use not compatible with the operation of a first- class retail and commercial shopping center with a diversified grouping of retail stores, restaurants, and other mercantile establishments, well maintained, in accordance with the standards of any laws, ordinances, rules or regulations of any governmental authority or agency having jurisdiction thereof.

Lease	(5)

RIDER NO. 1 TO RETAIL LEASE

Reserved

Lease	(6)

RIDER NO. 2 TO RETAIL LEASE – TENANT’S OBLIGATIONS

This Rider No. 2, is made and entered into by and between SGO OSCEOLA VILLAGE, LLC, a Delaware limited liability company (“Landlord”) and LA ROSA REALTY, LLC, a Florida limited liability company (“Tenant”), as of the day and year of the Lease between Landlord and Tenant to which this Rider is attached. Landlord and Tenant hereby agree that, notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be part of the Lease and shall supersede any Inconsistent provisions of the Lease. All references In the Lease and in this Alder to the “Lease” shall be construed to mean the Lease (and all Exhibits attached thereto), as amended and supplemented by this Rider. All capitalized terms not defined in this Rider shall have the same meaning as set forth in the Lease.

Tenant's Repair and Maintenance Obligations. In addition to those obligations contained in Section 11.4 of this Lease, Tenant shall be responsible for the following obligations In connection with its use and operation within the Premises:

(1) Janitorial Services. Tenant shall arrange for the janitorial services at the Premises on a daily basis, which services can be provided by either an outside janitorial services contractor or by Tenant’s employees or agents. The foregoing notwithstanding, in the event that Tenant receives any notice of violation by the Department of Health Services (or similar entity) or any other applicable local or state governmental or quasi-governmental body, then Tenant must, at its sole cost and expense, enter into (and keep in full force and effect throughout the Term of this Lease and any extensions hereof) a full service janitorial contract with a janitorial company to provide janitorial service to the Premises. Landlord shall not provide any janitorial or cleaning service for the Premises. If Tenant directly contracts with a third party for its janitorial services for the Premises, (i) Tenant shall do so at its sole cost and expense, and (ii) such third party and its janitors shall comply with Landlord's reasonable rules and regulations with respect to their access to and work in the Premises.

Lease	(7)

(2) Refuse, Sewage, and Waste. Tenant shall, at Tenant's own cost and expense, cause the removal and disposal of its refuse from the Premises after 6:00 p.m. and before 8:00 a.m. of each day, so as not to create an unsightly appearance, or to inconvenience, render uncomfortable or annoy the tenants, visitors or invitees of or to the Building or Project. All such refuse will be removed from the Premises to the location designated by Landlord from which said refuse is to be picked up. Tenant agrees to not keep any trash, garbage, non-medical waste or other refuse on the Premises except in sanitary containers and agrees to regularly and frequently remove same from the Premises. Tenant shall keep all containers or other equipment used for storage of such materials in a clean and sanitary condition. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system for the disposal of anything except sanitary sewage. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition. If the volume of Tenant's trash becomes excessive in Landlord's judgment, Landlord shall have the right to charge Tenant for additional trash disposal services and/or require that Tenant contract directly for additional trash disposal services at Tenant’s sole cost and expense. Tenant agrees to handle, store, and dispose of all medical waste (including without limitation all “sharp” waste) in compliance with all applicable requirements. Tenant shall not accumulate or permit materials to accumulate in hallways, service corridors or other Common Areas. Any waste or garbage, and any deliveries, stored or accumulated by Tenant outside of the Premises (other than the garbage placed in the appropriate trash container) may be removed immediately by Landlord without notice to Tenant and the cost of such removal, together with $250 per occurrence to cover Landlord's cost in providing such service to Tenant, shall be Additional Rent payable by Tenant to Landlord upon demand.

(3) Store Front. Tenant shall, at Tenant's sole cost and expense, professionally maintain and keep clean at all times the interior and exterior of the store front forming the exterior of the Premises, including but not limited to the interior and exterior of all glass windows, partitioning, cases, glass side lights and metal trim around and between the windows, doors and thresholds thereof (the “store Front”), in a first class manner. Landlord shall not be obligated to clean or otherwise maintain the Store Front. Tenant agrees that any cleaning of the Store Front will, at Tenant's expense, be performed only by a professional contractor. Tenant acknowledges that the entire appearance of the Premises, including but not limited to the Store Front, is an essential element of the first class appearance of the Building. Therefore, Tenant agrees that Landlord shall have the right, upon reasonable prior notice to Tenant, to inspect the exterior and interior of the Store Front to verify that Tenant is maintaining and cleaning the interior and exterior of the Store Front in a first-class manner. If Landlord determines that Tenant is not maintaining and cleaning the Interior or exterior or the Store Front in a first-class manner, Landlord shall provide notice of this fact to Tenant, and if Tenant does not commence to cure such non-compliance within ten (10) days after receipt of Landlord's notice and thereafter diligently pursue such cure to completion, Landlord may, at Landlord's option, in addition to Landlord's other remedies for breach of Tenant's obligations hereunder cure such non-compliance and charge Tenant for Landlord's costs in connection therewith, plus a fee of 15% of such costs, which charges shall be paid by Tenant to Lessor within ten (10) days after Tenant's receipt of Landlord's demand therefor provided such action by Landlord shall not be deemed to cure Tenant's breach of its obligations hereunder.

Lease	(8)

(4) Pesis. Tenant shall enter into (and keep in full force and effect throughout the Term of the Lease), a full service preventive and remedial extermination contract, with a licensed and bonded pest control operator, to keep the Premises at all times free from pests and vermin, including control coverage for the following: cockroaches, ants, earwigs, weevils, silverfish, spiders, beetles, rats, mice and rodents of all types, and dry rot and fungus. Without limiting the foregoing, if the Premises becomes infested with pests or vermin, including cockroaches, ants, earwigs, weevils, silverfish, spiders, beetles, rats, mice and rodents of all types or dry rot or fungus, Tenant shall, at Tenant’s own cost and expense, cause the same to be exterminated and/or removed, from time to time, to the satisfaction of Landlord. Notwithstanding the foregoing, if Tenant or Tenant’s pest control operator fails to immediately remedy such event of infestation to Landlord's sole satisfaction, Landlord may in addition to Landlord’s other remedies for breach of Tenan’'s obligations hereunder contract with its own pest control operator to remedy such event of infestation, and the total costs incurred by Landlord, plus a fee of 15% of such costs, shall be paid by Tenant to Landlord within thirty (30) calendar days after written demand by Landlord, provided such action by Landlord shall not be deemed to cure Tenant's breach of its obligations hereunder.

(5) Moisture Damage. Tenant shall, if requested to do so by Landlord, install and keep installed at all times in the Premises, at Tenant's sole cost and expense, insulation and moisture-resistant barriers in such quantities, qualities and location as specified by Landlord, sufficient to prevent moisture (including but not limited to that produced by steam) from escaping from the Premises or entering, penetrating or otherwise damaging any portion of the Building, including but not limited to walls, ceilings, floors, electrical wiring and mechanical apparatus. Further, Tenant shall install and keep In good repair, at Tenant's sole cost and expense, such special ventilation and air conditions equipment as may be necessary to prevent moisture from entering, penetrating or otherwise damaging any portion of the Building, including but not limited to walls, ceilings, floors, electrical wiring and mechanical apparatus. Should Tenant fail to Install or keep in good repair such insulation and/or moisture resistant barriers or fail to install or keep in good repair such ventilation and air conditioning equipment, Landlord may install and maintain the same at the expense of Tenant.

Landlord shall have the right, as often as Landlord desires, to make inspections of the Premises upon at least 24-hour advance written notice to Tenant (except in the case of an emergency) to ensure that the Premises are not being damaged by moisture and, if upon inspection Landlord discovers such damage, Tenant shall make all repairs necessary thereto to repair any moisture damage and to preserve the Premises in good order and condition. Should Tenant fail to correct such damage, Landlord may in addition to Landlord's other remedies for breach of Tenant's obligations hereunder repair such damage at the expense of Tenant, and the total costs incurred by Landlord therefor, plus a fee of 15% of such costs, shall be paid by Tenant to Landlord within thirty (30) calendar days after written demand by Landlord provided such action by Landlord shall not be deemed to cure Tenant's breach of its obligations hereunder.

(6) Plumbing. Tenant shall, at all limes, at Tenant's sole cost and expense, maintain the "Plumbing for the Premises in good working order. “Plumbing” shall mean all plumbing equipment and related pipes and fixtures which are located within or outside the Premises which solely are for the use of the Premises. Notwithstanding the foregoing, if Tenant fails to immediately remedy any problems with the Plumbing to Landlord's sole satisfaction, Landlord may in addition to Landlord's other remedies for breach of Tenant's obligations hereunder remedy such problem, and the total costs incurred by Landlord, plus a fee of 15% of such costs, shall be paid by Tenant to Landlord within thirty (30) calendar days after written demand by Landlord provided such action by Landlord shall not be deemed to cure Tenant's breach of its obligations hereunder.

Lease	(9)

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (the “First Amendment”) is made and entered into this 2nd day of May, 2020, by and between SGO OSCEOLA VILLAGE, LLC, a Delaware limited liability company (“Landlord”) and La Rosa Realty, LLC, a Florida limited liability company, (“Tenant”).

R E C I T A L S

A. By Retail Lease dated August 1, 2016 (the “Lease”), by and between Landlord, and Tenant, Landlord leased to Tenant and Tenant leased from Landlord approximately 2,800 square feet of space (the “Premises”) of that certain building located at 3032 Dyer Blvd., Kissimmee, Florida in the shopping center commonly known as Osceola Village Shopping Center (“Shopping Center”).

B Landlord and Tenant desire to amend the Lease to extend the Term and to otherwise modify and amend the terms and conditions of the Lease, all in accordance with the following.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

A G  R E E M E N T

1. Agreement to Defer Base Rent and a portion of Additional Rent. Landlord agrees that Tenant’s Base Rent for the months of April, May and June, 2020 (the “Deferment Period”) shall be deferred, as provided below. Landlord further agrees that one half (1/2) of Tenant’s Additional Rent shall be deferred during the Deferment Period. The total amount of deferred Base and Additional Rent is referred to above shall be defined herein as the “Deferred Rent”. During the Deferment Period, Tenant shall continue to pay one half (1/2) of Tenant’s Additional Rent, with such amounts that were due April 1, and May 1 to be paid within five (5) business days of the date of this Amendment.

2. Repayment of Deferred Rent. Landlord and Tenant agree that Tenant shall repay the Deferred Rent concurrently with the payment by Tenant of Base Rent, over a period of six (6) months, commencing with the Base Rent payment due on July 1, 2020, and ending with the Base Rent payment due on December 1, 2020.

La Rosa 1	1	05/04/20

3. Acceleration of Repayment Obligation. All Deferred Rent shall immediately and automatically become due if (i) Tenant defaults under the Lease beyond any applicable notice or cure period; (ii) Tenant breaches the confidentiality provisions contained below; (iii) the Lease is terminated before its scheduled expiration date; (iv) a prohibited assignment of the Lease or a sublease of all or any portion of the Premises occurs; (v) Tenant transfers all or substantially all of its assets to a third party in violation of the terms of the Lease; (vi) Tenant makes an assignment for the benefit of creditors; or (vii) a receiver, liquidator or trustee is appointed for Tenant, or Tenant is adjudicated a bankrupt or insolvent, or any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in by, Tenant, or any proceeding for the dissolution or liquidation of Tenant is instituted (and, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Tenant, the same is not discharged, stayed or dismissed within 30 days).

4. Confidentiality. Tenant agrees that neither Tenant nor its agents or any other parties acting for or on behalf of Tenant shall disclose any matters set forth in this Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord (to be given or withheld by Landlord in its sole discretion).

5. No Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment, and that they know of no real estate broker or agent who is entitled to a commission in connection with this First Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorney’s fees) with respect to any leasing commission alleged to be owing on account of any dealings with any broker or agent, occurring by, through or under the indemnifying party.

6. No Further Modifications. All other terms and conditions of the Lease shall remain in full force and effect.

This First Amendment modifies and amends the Lease. To the extent there are any inconsistencies between this First Amendment and the Lease, the terms and provisions of this First Amendment shall control.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Lease as of the date first above written.

LANDLORD:

SGO OSCEOLA VILLAGE, LLC,
a Delaware limited liability company

By:
Its:	President

TENANT:

La Rosa Realty, LLC,
a Florida limited liability company

By:
Its Broker

La Rosa 1	2	05/02/20